FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-07

Free Writing Prospectus

Preliminary Collateral Term Sheet

$955,224,154

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

Wells Fargo Commercial Mortgage Trust 2015-NXS1

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Natixis Real Estate Capital LLC

Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-NXS1

April 10, 2015

WELLS FARGO SECURITIES

Lead Manager and Sole Bookrunner

Natixis Securities Americas LLC Co-Manager	Barclays Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING CERTAIN ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates to be backed in part by the assets described herein, and such assets, are subject to modification, revision and other changes any time prior to issuance or availability of a final prospectus, such certificates are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of such certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics (including with respect to the underlying assets) that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics (including with respect to the underlying assets) described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates to be backed in part by the assets described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

No. 1 – Patriots Park

Loan Information	Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR	Property Type:	Office
Original Principal Balance(1):	$95,000,000	Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$95,000,000	Location:	Reston, VA
% of Initial Pool Balance:	[9.9]%	Size(4):	723,667 SF
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per SF(1):	$297.19
Borrower Name:	Hyundai Able Patriots Park, LLC	Year Built/Renovated:	1986/2013
Sponsors(2):	Hyundai Securities Co. Ltd.; Hyundai Able Investment REIT	Title Vesting:	Fee
Mortgage Rate:	3.658%	Property Manager:	Boston Properties Limited Partnership
Note Date:	October 2, 2014	3rd Most Recent Occupancy(5):	NAV
Anticipated Repayment Date:	October 5, 2019	2nd Most Recent Occupancy(5):	NAV
Maturity Date:	March 5, 2033	Most Recent Occupancy(5):	NAV
IO Period:	60 months	Current Occupancy (As of)(4):	97.5% (4/1/2015)
Loan Term (Original):	60 months
Seasoning:	6 months	Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD	3rd Most Recent NOI(5):	NAV
Interest Accrual Method:	Actual/360	2nd Most Recent NOI(5):	NAV
Call Protection:	GRTR 1% or YM(30), GRTR 1% or YM or D(26), O(4)	Most Recent NOI (As of):	$16,826,561 (TTM 6/30/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu	U/W Revenues(6):	$25,241,098
U/W Expenses:	$7,672,221
U/W NOI(6):	$17,568,877
U/W NCF(6):	$17,460,327
U/W NOI DSCR(1):	2.20x
U/W NCF DSCR(1):	2.18x
Escrows and Reserves(3):	U/W NOI Debt Yield(1):	8.2%
U/W NCF Debt Yield(1):	8.1%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$322,000,000
Taxes	$1,101,043	$220,209	NAP	As-Is Appraisal Valuation Date:	July 14, 2014
Insurance	$18,896	$18,896	NAP	Cut-off Date LTV Ratio(1):	66.8%
Replacement Reserves	$4,187,856	$9,046	$4,187,856	LTV Ratio at Maturity or ARD(1):	66.8%

(1)	The Patriots Park Loan Combination, totaling $215,070,000, is comprised of three pari passu notes (Notes A-1, A-2 and A-3). The controlling Note A-1 had an original principal balance of $95,000,000, has an outstanding principal balance of $95,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2015-NXS1 Trust. The non-controlling Note A-2 had an original principal balance of $94,070,000 and is currently held by Natixis Real Estate Capital LLC (although Natixis Real Estate Capital LLC reserved the right to reapportion the balance or sub-divide such note) and is expected to be securitized in a future transaction. The non-controlling Note A-3 had an original principal balance of $26,000,000 and was contributed to the COMM 2015-CCRE22 Trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Patriots Park Loan Combination. See also “Description of the Mortgage Pool—Split Loan Structures—The Patriots Park Loan Combination” in the Free Writing Prospectus.
(2)	Hyundai Able Investment REIT also serves as a sponsor for the 45 Waterview Boulevard Mortgage Loan, which is also expected to be securitized in the WFCM 2015-NXS1 Trust.
(3)	See “Escrows” section.
(4)	The Patriots Park Property is comprised of 705,905 square feet of office space (97.5% of net rentable area) and 17,762 square feet of warehouse (2.5% of net rentable area). The General Services Administration is in negotiation to lease the warehouse space. See “The Property” section.
(5)	Historical occupancy and financials are not available as the sponsor recently acquired the Patriots Park Property and these were not provided by the previous owner.
(6)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Patriots Park Loan Combination”) is evidenced by three pari passu promissory notes (the A-1, A-2 and A-3 Notes) secured by a first mortgage encumbering three office buildings with a total of 723,667 square feet located in Reston, Virginia (the "Patriots Park Property”). The Patriots Park Loan Combination was originated on October 2, 2014 by Natixis Real Estate Capital LLC. The Patriots Park Loan Combination had an original principal balance of $215,070,000, has an outstanding principal balance as of the Cut-off Date of $215,070,000 and accrues interest at an interest rate of 3.658% per annum. The Patriots Park Loan Combination had an initial term of 60 months, has a remaining term of 54 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”). The ARD is October 5, 2019 and the final maturity date is March 5, 2033. In the event that the Patriots Park Loan Combination is not repaid in full by the ARD, the interest rate will increase to an amount equal to the sum of (a) 3.500% and (b) 2.500% plus the amount (if any) by which the five-year treasury rate exceeds 3.000%. The borrower’s failure to repay the Patriots Park Loan Combination in full at least one month prior to the ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance of the Patriots Park Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

PATRIOTS PARK

Note A-1, which will be contributed to the WFCM 2015-NXS1 Trust, had an original principal balance of $95,000,000, has an outstanding principal balance as of the Cut-off Date of $95,000,000 and represents the controlling interest in the Patriots Park Loan Combination. The non-controlling Note A-2, which had an original principal balance of $94,070,000, is expected to be contributed to a future trust. The non-controlling Note A-3 (together with Note A-2, the “Patriot Park Companion Loans”), which had an original principal balance of $26,000,000, was contributed to the COMM 2015-CCRE22 Trust. The lender provides no assurances that any non-securitized pari passu note will not be split further.

The borrower has the right to prepay in full or in part the Patriots Park Combination Loan, on any date before June 5, 2019 provided that the borrower pays the greater of (i) 1.0% of the principal balance being repaid, and (ii) a yield maintenance premium. Following the lockout period, the borrower has the option to defease the full principal amount of the Patriots Park Loan Combination or a portion thereof on any date before July 5, 2019. In addition, the Patriots Park Loan Combination is prepayable without penalty on July 5, 2019 or any payment date thereafter prior to March 5, 2033.

Sources and Uses

Sources			Uses
Original loan combination amount	$215,070,000	65.1%	Purchase price	$321,000,000	97.2%
Sponsor’s new cash contribution	115,196,168	34.9	Reserves	5,307,795	1.6
			Closing costs	3,958,373	1.2
Total Sources	$330,266,168	100.0%	Total Uses	$330,266,168	100.0%

The Property. The Patriots Park Property is a highly-secured class A office campus situated on 22.7 acres and comprised of three office buildings (Patriots Park I, II and III) totaling 705,905 rentable square feet located in Reston, Virginia. The Patriots Park Property includes two parking garages and a small surface lot with a combined total of 2,660 parking spaces (3.8 spaces per 1000 rentable square feet). A warehouse comprising 17,762 square feet is nearing construction completion next to one of the parking garages and serves as collateral for the Patriots Park Loan Combination. Patriots Park I and II were built in 1986 and 1987, respectively, and were fully renovated in 2012 and 2013, receiving a full facade replacement and replacement of all building systems including new HVAC, new elevators and refurbishment of the electrical systems. Patriots Park I & II have been certified LEED Silver. Patriots Park III, built in 2006, received minor renovations in 2013. The Patriots Park Property also received significant security upgrades commensurate with GSA protocol. Patriots Park II has a large cafeteria with commercial seating for over 500 employees. Amenities in each building feature numerous break rooms, as well as a convenience store, coffee counter and ATM machine, and a fitness center. The Patriots Park Property is 97.5% occupied as of April 1, 2015, by the United States of America (AAA/Aaa/AA+ by Fitch/Moody’s/S&P) via the General Services Administration (“GSA”) under two 20-year leases expiring on September 30, 2032 (72.3% of the net rentable area) and March 6, 2033 (25.2% of the net rentable area). Neither lease includes an appropriations-based termination clause. According to the borrower, the GSA and the seller have invested approximately $55.0 million ($76.00 per square foot) and $40.5 million ($56.00 per square foot), respectively, into the space in 2012 and 2013. GSA is in negotiation to lease the warehouse space, which is nearing completion and comprises approximately 2.5% of the net rentable area of the Patriots Park Property.

The following table presents certain information relating to the tenancy at the Patriots Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF(1)	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
GSA (Patriots Park I & II)	AAA/Aaa/AA+	523,482	72.3%	$33.50	$17,536,647	73.0%	09/30/2032(2)
GSA (Patriots Park III)	AAA/Aaa/AA+	182,423	25.2%	$35.55	$6,484,321	27.0%	03/06/2033(2)
Total Major Tenants		705,905	97.5%	$34.03	$24,020,968	100.0%

Occupied Collateral Total		705,905	97.5%	$34.03	$24,020,968	100.0%

Warehouse Space		17,762	2.5%

Collateral Total		723,667	100.0%

(1)	The Patriots Park property is comprised of 705,905 square feet of office space (97.5% of net rentable area) and 17,762 square feet of warehouse (2.5% of net rentable area). GSA is in negotiation to lease the warehouse space.
(2)	Neither the Patriots Park I and II lease nor the Patriots Park III lease includes an appropriations-based termination clause. GSA has the right to terminate the leases if the borrower discloses the identity of any government agency occupying the premises, other than the GSA, to a third party, unless specifically authorized by a contracting officer representing the GSA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

PATRIOTS PARK

The following table presents certain information relating to the lease rollover schedule at the Patriots Park Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	2	705,905	97.5%	705,905	97.5%	$24,020,968	$34.03
Vacant/Warehouse	0	17,762(3)	2.5%(3)	723,667	100.0%	$0	$0.00
Total/Weighted Average	2	723,667	100.0%			$24,020,968	$34.03

(1)	Information obtained from the underwritten rent roll.
(2)	Annual U/W Base Rent PSF excludes vacant space.
(3)	The Patriots Park Property includes 17,762 square feet of warehouse (2.5% of net rentable area). GSA is in negotiation to lease the warehouse space.

The following table presents historical occupancy percentages at the Patriots Park Property:

Historical Occupancy(1)

12/31/2011	12/31/2012	12/31/2013	4/1/2015(2)
NAV	NAV	NAV	97.5%

(1)	Historical occupancy is not available, as the sponsor recently acquired the Patriots Park Property, and the information was not provided by the previous owner.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

PATRIOTS PARK

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Patriots Park Property:

Cash Flow Analysis(1)

	TTM 6/30/2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$23,282,897	$24,020,968	95.2%	$33.19
Grossed Up Vacant Space	0	595,027	2.4	0.82
Total Reimbursables	0	185,292	0.7	0.26
Parking Income	711,583	891,480	3.5	1.23
Other Income	68,929	143,358	0.6	0.20
Less Vacancy & Credit Loss	0	(595,027)(2)	(2.4)	(0.82)
Effective Gross Income	$24,063,409	$25,241,098	100.0%	$31.45

Total Operating Expenses	$7,236,848	$7,672,221	30.4%	$10.60

Net Operating Income	$16,826,561	$17,568,877	69.6%	$24.28

TI/LC	0	0	0.0	0.00
Capital Expenditures	0	108,550	0.4	0.15
Net Cash Flow	$16,826,561	$17,460,327	69.2%	$24.13

NOI DSCR	2.10x	2.20x
NCF DSCR	2.10x	2.18x
NOI DY	7.8%	8.2%
NCF DY	7.8%	8.1%

(1)	Historical financials prior to 2014 were not available as the sponsor recently acquired the Patriots Park Property and this information was not provided by the previous owner.
(2)	The underwritten economic vacancy is 2.3%. The Patriots Park Property was 97.5% physically occupied as of April 1, 2015. GSA is in negotiation to lease the warehouse space, which accounts for 2.5% of the net rentable area.

Appraisal. As of the appraisal valuation date of July 14, 2014, the Patriots Park Property had an “as-is” appraised value of $322,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated July 21, 2014, there was no evidence of any recognized environmental condition at the Patriots Park Property.

Market Overview and Competition. The Patriots Park Property is located at the intersection of Fairfax County Parkway and the Dulles Toll Road (Route 267) along Sunrise Valley Drive in Reston, Virginia, approximately 18 miles west of Washington D.C. and just east of the Washington Dulles International Airport. The property is in close proximity (approximately two miles) to the Reston Town Center, which offers a variety of amenities such as restaurants, shopping, and open space. The property is located approximately one mile west of the Wiehle-Reston East Metrorail station, the terminus of the first phase of the Silver Line. In addition, the Patriots Park Property will be in close proximity to the Reston Town Center and Herndon stations once the second phase of the Silver Line is completed, expected in 2018. Upon completion, the Silver Line will link the Patriots Park Property with Dulles International Airport. The Patriots Park Property is located in Fairfax County in the Washington, D.C. metro area. According to the appraisal, the estimated 2014 population and median household income of Washington, D.C. metro area were 6.0 million and $91,436, respectively. The Fairfax County/Fairfax City/Falls Church area has the largest population in the Washington, D.C. metro area with nearly 1.2 million people.

Per the appraisal, the Patriots Park Property is located in the Reston/Herndon office submarket, which contains 24.7 million square feet of office space. As of the first quarter of 2014, the submarket’s direct vacancy was 12.9%, down approximately 3.5% year-over-year. The Reston/Herndon submarket was the only submarket in Northern Virginia to experience significant positive overall net absorption during the first quarter of 2014, as tenants absorbed over 270,000 square feet. As of the first quarter of 2014, the average direct asking rent was $29.84 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

PATRIOTS PARK

The following table presents certain information relating to comparable properties to the Patriots Park Property:

Competitive Set(1)

	Patriots Park (Subject)	Commerce Executive Park IV	Commerce Executive Park VI	Two Freedom Square	Plaza America Tower 2	Reston Square	Two Fountain Square
Location	Reston, VA	Reston, VA	Reston, VA	Reston, VA	Reston, VA	Reston, VA	Reston, VA
Distance from Subject	--	2.9 miles	3.0 miles	1.8 miles	2.3 miles	1.7 miles	2.0 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1986/2013	1987/NAV	1998/NAV	2002/NAV	1999/NAV	2007/NAV	1990/NAV
Stories	5-7	6	6	16	10	6	11
Total GLA	723,667 SF	138,980 SF	145,750 SF	379,270 SF	230,034 SF	139,075 SF	250,000 SF
Tenant	GSA	Applied Information Sciences, Inc.	Hyperion, Inc.	Leidos	Lockheed Martin	SES Government Solutions	Washington First Bank

(1)     Information obtained from the appraisal.

The Borrower. The borrower is Hyundai Able Patriots Park, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Patriots Park Loan Combination Hyundai Able Patriots Park, LLC is owned by Hyundai Able Patriots Park Manager, LLC which is owned by the Hyundai Able Investment REIT, which is over 99% owned by and 100% controlled by Hyundai Securities Co. Ltd. Hyundai Securities Co. Ltd. and Hyundai Able Investment REIT are the guarantors on certain nonrecourse carveouts under the Patriots Park Loan Combination.

The Sponsor. The sponsors are Hyundai Able Investment REIT and Hyundai Securities Co. Ltd. (“HSC”), a leading South Korea-based financial company and an experienced owner of office, retail and residential properties in London, Tokyo, Shanghai and South Korea. HSC is a widely-held publicly traded company on the Korean exchange with offices in seven major financial cities. HSC offers securities brokerage, fixed income and derivatives trading, underwriting, international online trading, and business planning and transactions settlement services. HSC has no state ownership and is recognized as one of the “Big 3” securities and investment firms in South Korea.

Escrows. The loan documents provide for upfront reserves in the amount of $1,101,043 for taxes, $18,896 for insurance and $4,187,856 for replacement reserves. The loan documents require monthly deposits of one-twelfth of the estimated annual real estate taxes, which currently equates to $220,209 and one-twelfth of the annual insurance premiums, which currently equates to $18,896. Monthly payments for replacement reserves of $9,046 will be required if the amount in the replacement reserve account falls below $4,187,856.

Lockbox and Cash Management. The Patriots Park Loan Combination is structured with a lender-controlled hard lockbox and springing cash management. The Patriots Park Loan Combination requires all rents to be transmitted directly into lockbox. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default, (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.10x, (iii) the delivery by the GSA to the borrower of a confidentiality breach termination notice (which is required to be at least 18 months prior to GSA’s intention to vacate) or (iv) the failure by the borrower to repay the outstanding principal balance of the Patriots Park Loan Combination in full at least one month prior to the ARD. A Cash Management Period will end, with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.15x for six consecutive months since the commencement of the Cash Management Period; with respect to clause (iii) above, (a) upon the revocation of the confidentiality breach termination notice by the government, (b) upon a judgment by a court of competent jurisdiction nullifying the lease termination, provided that, and for so long as, such judgment is not challenged or appealed by the government, or (c) upon the occurrence of a confidentiality breach termination cure, and in any case, prior to the occurrence of an event of default.

Property Management. The Patriots Park Property is managed by Boston Properties Limited Partnership (“BPLP”) (Baa2/A-/BBB+ by Moody’s/S&P/Fitch).

Assumption. The lender may not unreasonably withhold its consent to the sale of the Patriots Park Property in its entirety to a special purpose entity that meets the lender's then current requirements for special purpose entities and provided that the borrower satisfies certain other conditions including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and any successor guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing. No such transfer is permitted during the 60 days prior to or immediately following a securitization. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, and the lender may, as a condition to approving any proposed transferee, require a rating comfort letter from DBRS, Fitch and Moody’s rating that such assumption will not result in a downgrade, withdrawal or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

PATRIOTS PARK

qualification of the respective ratings to the Series 2015-NXS1 Certificates and similar confirmations from each rating agency rating securities backed by any of the Patriots Park Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Patriots Park Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

No. 2 – Eastgate One Phases I-VII & XII

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody's):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$50,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$50,000,000			Location:	San Diego, CA
% of Initial Pool Balance:	[5.2]%			Size:	860,513 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$145.26
Borrower Name:	Irvine Eastgate Office I LLC			Year Built/Renovated:	1998/2014
Sponsor:	The Irvine Company LLC			Title Vesting:	Fee
Mortgage Rate:	3.785%			Property Manager:	Self-managed
Note Date:	March 24, 2015			3rd Most Recent Occupancy (As of)(4):	82.1% (6/30/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	79.9% (6/30/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of)(4):	85.2% (6/30/2014)
IO Period:	60 months			Current Occupancy (As of)(5):	85.3% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(4):	$11,351,216 (6/30/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$12,679,687 (6/30/2014)
Call Protection(2):	L(23),GRTR 1% or YM or D(92),O(5)			Most Recent NOI (As of):	$10,887,120 (TTM 1/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues(6):	$18,406,668
				U/W Expenses:	$4,644,882
				U/W NOI(6):	$13,761,786
Escrows and Reserves(3):				U/W NCF(6):	$12,445,617
				U/W NOI DSCR(1)(6):	1.97x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1)(6):	1.78x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1)(6):	11.0%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1)(6):	10.0%
Replacement Reserves	$0	Springing	$791,671	As-Is Appraised Value:	$259,000,000
TI/LC Reserve	$0	Springing	$2,151,595	As-Is Appraisal Valuation Date:	February 25, 2015
Rent Concession Reserve	$330,334	$0	NAP	Cut-off Date LTV Ratio(1):	48.3%
Tenant Specific TI/LC Reserve	$3,552,963	$0	NAP	LTV Ratio at Maturity or ARD(1):	43.6%

(1)	The Eastgate One Loan Combination, with an original principal balance totalling $125,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and will be contributed to the WFCM 2015-NXS1 Trust. The controlling Note A-1 had an original balance of $75,000,000 and is expected to be contributed to a future trust. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Eastgate One Loan Combination.
(2)	After the lockout period, the Eastgate One Loan Combination is prepayable for one month with payment of the greater of a yield maintenance premium or prepayment premium, and then may be (i) defeased or (ii) prepaid with payment of a yield maintenance premium or prepayment premium up to but excluding December 11, 2024.
(3)	See “Escrows” section.
(4)	See “Historical Occupancy” section.
(5)	The borrower reports financials on a fiscal year-end of June 30.
(6)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Eastgate One Phases I-VII & XII Loan Combination”; herein referred to as the “Eastgate One Loan Combination”) is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering a 16 building office campus located in San Diego, California (the “Eastgate One Phases I-VII & XII Property”; herein referred to as the “Eastgate One Property”). The Eastgate One Loan Combination was originated on March 24, 2015 by Wells Fargo Bank, National Association. The Eastgate One Loan Combination had an original principal balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $125,000,000 and accrues interest at an interest rate of 3.785% per annum. The Eastgate One Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Eastgate One Loan Combination matures on April 11, 2025. See “Description of the Mortgage Pool—Split Loan Structures—The Eastgate One Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

Note A-2, which will be contributed to the WFCM 2015-NXS1 Trust, had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents the non-controlling interest in the Eastgate One Loan Combination. Note A-1 (the “Eastgate One Companion Loan”), which is expected to be contributed to a future trust, had an original principal balance of $75,000,000 and represents the controlling interest in the Eastgate One Loan Combination. The lender provides no assurances that the non-securitized pari passu note will not be split further.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

EASTGATE ONE PHASES I-VII & XII

Following the lockout period, the borrower has the right to defease (with the exception of the first month after the lockout period) or prepay the Eastgate One Loan Combination in whole, but not in part, on any date before December 11, 2024, provided, with respect to a prepayment that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Eastgate One Loan Combination is prepayable without penalty on or after December 11, 2024.

Sources and Uses(1)

Sources			Uses
Original loan combination amount	$125,000,000	100.0%	Reserves	$3,883,297	3.1%
			Closings costs	447,086	0.4
			Return of equity	120,669,617	96.5
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%

(1)	The Eastgate One Property was previously unencumbered.

The Property. The Eastgate One Property is a newly-renovated 16-building class B office campus totaling 860,513 square feet located in San Diego, California. The Eastgate One Property is part of the larger “Eastgate Campus”, which also includes the “Eastgate Two Phases VIII-X Property”, defined and detailed later in this Free Writing Prospectus Structural and Collateral Term Sheet and not part of the collateral for the Eastgate One Loan Combination. The Eastgate Campus contains a total of 1,390,949 square feet in 24 buildings and is approximately 88.2% leased.

The sponsor developed 14 of the Eastgate One Property buildings (totaling 733,904 square feet; 85.3% of net rentable area) between 1998 and 2002, which were subsequently renovated in 2013 and 2014. The two additional buildings (totaling 126,609 square feet; 14.7% of net rentable area), were constructed in 1998 and were vacant when purchased by the sponsor in 2014. The borrower’s total cost basis in the Eastgate One Property is $151.4 million. Renovations over the last two years, totaling approximately $2.9 million, include updated entryways, the addition of ten outdoor workspaces, new signage, improved landscaping, fitness center and outdoor Wi-Fi throughout the campus. According to the appraisal, the sponsor plans to spend an additional $11.9 million in capital expenditures over the next five years.

The Eastgate One Property is located at the intersection of Eastgate Mall and Towne Centre Drive, approximately 0.6 miles northeast of the Westfield University Towne Center Mall. All 16 buildings on the 64.3-acre site are two stories and amenities include a fitness center, sand volleyball court, basketball court, bocce ball court, putting green, public Wi-Fi, conference center and outdoor work spaces. The Eastgate One Property has exhibited an average occupancy of 88.2% over the last ten years and has demonstrated the ability to quickly absorb vacant space. The Eastgate One Property has absorbed approximately 428,688 square feet (49.8% of net rentable area) of vacant space since 2013, as a result of two large tenants vacating in 2013 and 2014. Since the beginning of 2014, the sponsor has executed new leases at a weighted average rent of $20.05 per square foot, triple-net. The Eastgate One Property maintains 3,191 parking spaces, equating to a parking ratio of approximately 3.7 parking spaces per 1,000 square feet of rentable area. As of March 1, 2015 the Eastgate One Property was 85.3% leased by 25 tenants (including a lease out for signature with Agena Bioscience comprising 6.5% of net rentable area) and 77.6% physically occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

EASTGATE ONE PHASES I-VII & XII

The following table presents certain information relating to the tenancy at the Eastgate One Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Qualcomm, Inc.	NR/A1/A+	75,900	8.8%	$19.80	$1,502,820	10.4%	3/31/2016
Lytx, Inc.	NR/NR/NR	76,141	8.8%	$18.84	$1,434,496	9.9%	12/31/2024(3)
Agena Bioscience(4)	NR/NR/NR	55,558	6.5%	$24.00	$1,333,392	9.2%	10/31/2020
Oracle America, Inc.	A+/A1/A+	63,412	7.4%	$20.82(5)	$1,320,530(5)	9.1%	9/30/2021(6)
Epsilon Data Management, LLC (Alliance Data Systems)(7)	NR/NR/NR	47,559	5.5%	$21.34(7)	$1,014,790(7)	7.0%	7/31/2020
L-3 Communications Corporation	BBB-/NR/BBB-	48,293	5.6%	$15.72	$759,166	5.2%	7/31/2017
Total Major Tenants		366,863	42.6%	$20.08	$7,365,194	50.9%

Non-Major Tenants(8)		367,205	42.7%	$19.36(8)	$7,110,735	49.1%

Occupied Collateral Total		734,068	85.3%	$19.72	$14,475,930	100.0%

Vacant Space		126,445	14.7%

Collateral Total		860,513	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include rent averaging and contractual rent steps through April 30, 2016 totaling $784,728.
(3)	Lytx, Inc. has the one-time right to terminate its lease on January 1, 2022 with 12 months notice and payment of two months of then current rent and all unamortized tenant improvements and leasing commissions.
(4)	Agena Bioscience has a lease out for signature for 55,558 square feet in the near term; all lease terms are based on the proposed lease.
(5)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for Oracle America, Inc. represent the tenant’s average rent over the lease term. The tenant’s current in-place rent is $18.00 per square foot or $1,141,416.
(6)	Oracle America, Inc. has the one-time right to terminate its lease on October 1, 2019 with 12 months notice and payment of two months of then current rent and all unamortized tenant improvements and leasing commissions.
(7)	Epsilon Data Management, LLC recently expanded by 15,853 square feet. They are currently occupying and paying $18.84 per square foot on 31,706 square feet (3.7% of net rentable area), but are not in occupancy and paying rent on their 15,853 square foot (1.8% of net rentable area) expansion space. They will begin paying full rent of $975,911 ($20.52 per square foot) on the entire 47,559 square foot space in August 2016. A reserve of $817,856 was taken for outstanding tenant improvement costs. The Annual U/W Base Rent and Annual U/W Base Rent PSF for Epsilon Data Management, LLC represent the tenant’s average rent over the lease term.
(8)	Non-Major Tenants includes a 6,091 square foot management office for the sponsor, for which no rent was underwritten. The Non-Major Tenants Annual U/W Base Rent PSF is $19.69 per square foot excluding this space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

EASTGATE ONE PHASES I-VII & XII

The following table presents certain information relating to the lease rollover schedule at the Eastgate One Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	2	22,612	2.6%	22,612	2.6%	$335,040	$14.82
2016	3	97,997	11.4%	120,609	14.0%	$1,956,250	$19.96
2017	5	104,804	12.2%	225,413	26.2%	$1,819,515	$17.36
2018	6	76,167	8.9%	301,580	35.0%	$1,539,680	$20.21
2019	4	74,199	8.6%	375,779	43.7%	$1,435,643	$19.35
2020	5	186,081	21.6%	561,860	65.3%	$3,942,999	$21.19
2021	1	63,412	7.4%	625,272	72.7%	$1,320,530	$20.82
2022	1	22,097	2.6%	647,369	75.2%	$444,718	$20.13
2023	0	0	0.0%	647,369	75.2%	$0	$0.00
2024	2	76,141	8.8%	723,510	84.1%	$1,434,496	$18.84
2025	1	10,558	1.2%	734,068	85.3%	$247,057	$23.40
Thereafter	0	0	0.0%	734,068	85.3%	$0	$0.00
Vacant	0	126,445	14.7%	860,513	100.0%	$0	$0.00
Total/Weighted Average	30	860,513	100.0%			$14,475,930	$19.72

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Eastgate One Property:

Historical Occupancy

6/30/2012(1)	6/30/2013 (1)	6/30/2014(1)	3/1/2015(2)
84.6%	82.1%	79.9%	85.3%

(1)	Information obtained from the borrower. The borrower reports on a fiscal year-end June 30.
(2)	Information obtained from the underwritten rent roll. Current Occupancy includes Agena Bioscience (55,558 square feet; 6.5% of net rentable area), which is expected to enter into a lease for such space in the near term, and Cogent Communications, Inc. (10,558 square feet; 1.2% of net rentable area), which recently entered into a lease but is not yet in occupancy or paying rent. A reserve of $250,213 was taken for outstanding tenant improvements and leasing commissions for Cogent Communications, Inc. Current Occupancy excluding these tenants is 77.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

EASTGATE ONE PHASES I-VII & XII

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Eastgate One Property:

Cash Flow Analysis

	2012(1)(2)	2013(1)(2)(3)	2014(1)(3)(4)	TTM 1/31/2015(4)	U/W(4)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$14,153,279	$12,440,738	$13,150,091	$11,728,179	$14,475,930(5)	78.6%	$16.82
Grossed Up Vacant Space	0	0	0	0	2,807,079	15.3	3.26
Total Reimbursables	2,974,661	2,990,126	3,519,549	3,339,678	3,801,804	20.7	4.42
Other Income	114,191	123,481	127,055	11,606	128,935	0.7	0.15
Less Vacancy & Free Rent	(7,676)	(636,599)	(329,928)	0	(2,807,079)(6)	(15.3)	($3.26)
Effective Gross Income	$17,234,455	$14,917,746	$16,466,767	$15,079,463	$18,406,668	100.0%	$21.39

Total Operating Expenses	$3,464,804	$3,566,530	$3,787,080	$4,192,343	$4,644,882	25.2%	$5.40

Net Operating Income	$13,769,651	$11,351,216	$12,679,687	$10,887,120	$13,761,786	74.8%	$15.99
TI/LC	0	0	0	0	920,333	5.0	1.07
Capital Expenditures	0	0	0	0	395,836	2.2	0.46
Net Cash Flow	$13,769,651	$11,351,216	$12,679,687	$10,887,120	$12,445,617	67.6%	$14.46

NOI DSCR	1.97x	1.63x	1.82x	1.56x	1.97x
NCF DSCR	1.97x	1.63x	1.82x	1.56x	1.78x
NOI DY	11.0%	9.1%	10.1%	8.7%	11.0%
NCF DY	11.0%	9.1%	10.1%	8.7%	10.0%

(1)	The borrower reports financials on a fiscal year-end of June 30.
(2)	The decrease in Effective Gross Income from 2012 to 2013 was due to three single-tenant buildings totaling 180,718 square feet (21.0% of net rentable area) becoming vacant from October 2012 to March 2013.
(3)	The increase in Effective Gross Income from 2013 to 2014 was due to the lease-up of approximately 181,643 square feet (21.1% of net rentable area) in 2014.
(4)	The increase in Effective Gross Income from 2014 and TTM 1/31/2015 to Underwritten is due to new leasing activity totaling approximately 132,669 square feet (15.4% of net rentable area) and rent averaging and contractual rent steps through April 30, 2016 totaling $784,728. TTM 1/31/2015 Effective Gross Income was also lower due to LPL Financial vacating approximately 203,248 square feet (23.6% of net rentable area) in May 2014.
(5)	Base Rent includes $1,333,392 in underwritten rent attributed to Agena Bioscience, which has a lease out for signature for 55,558 square feet and is projected to take occupancy in November. Underwritten rent is based on the proposed terms.
(6)	The underwritten economic vacancy is 16.2%. The Eastgate One Property was 85.3% leased (including Agena Bioscience, which has a lease out for signature) and 77.6% physically occupied as of March 1, 2015.

Appraisal. As of the appraisal valuation date of February 25, 2015, the Eastgate One Property had an “as-is” appraised value of $259,000,000. The appraiser also concluded to an “as-stabilized” value of $290,000,000 as of March 1, 2017. The “as-stabilized” value assumes a stabilized occupancy of 95.0%.

Environmental Matters. According to the Phase I environmental report dated February 27, 2015, there was no evidence of any recognized environmental conditions at the Eastgate One Property.

Market Overview and Competition. The Eastgate One Property is located in San Diego, California, at the intersection of Eastgate Mall and Towne Centre Drive, directly west of Interstate 805, the major north-south highway in Southern California, and approximately 1.8 miles east of Interstate 5. The Eastgate One Property is part of the larger Eastgate Campus, a 24-building, 113.6-acre office campus owned and operated by the Irvine Company. The Eastgate One Property is located in the east portion of the University Towne Center (“UTC”) mixed-use area, which is generally situated east of Interstate 5, west of Interstate 805, and north of State Route 52 in north-central suburban San Diego, approximately 13.4 miles north of the San Diego central business district. The Eastgate One Property is located 0.6 miles northeast of Westfield UTC mall, a 1.1 million square foot super-regional mall with 150 retail tenants, including anchors Sears, Nordstrom and Macy’s. According to the appraisal, the mall underwent a major renovation in 2012, and it is expected to undergo a second phase over the next three years, the plan for which includes a new 330,000 square foot Nordstrom, luxury and high fashion retailers, ten restaurants and a new parking structure along Genesee Avenue. The $600.0 million project is scheduled for opening in the Fall of 2016. Other major commercial demand generators include the University of California – San Diego (2.3 miles west), with an enrollment of 30,310 students (as of Fall 2013), and considered one of the top ranked public research universities in the United States by a leading publication in 2014, and Marine Corps Air Station Miramar (4.1 miles east), an air field that is home to the 3rd Marine Aircraft Wing.

According to the appraisal, the Eastgate One Property is located in the UTC office submarket, the financial center for a larger business area known as the Golden Triangle. Much of the newer development in the area has consisted of high density office, commercial and residential uses, primarily within the Golden Triangle area. Located within the San Diego office market, the UTC office submarket comprised approximately 6.6 million square feet of office space as of the fourth quarter of 2014 and accounted for approximately 8.9% of San Diego’s office inventory. The Irvine Company currently owns and operates 3.7 million square feet of office space in the UTC office submarket, exhibiting an average occupancy rate of approximately 94.0% as of December 2014. The UTC office submarket exhibited 2014 net absorption of 454,865 square feet, the largest amount of any San Diego submarket and double that of the next closest submarket. As of the fourth quarter of 2014, the submarket occupancy rate was 88.0% for all space and 85.3% for class B space (vacancy rates include approximately 288,224 square feet that is 100.0% vacant and is not being actively marketed for lease), with a current average asking rent within the submarket of $29.16 per square foot for all space, and $28.08 per square foot for class B space, on a full-service gross basis. Deducting the appraiser’s assumption of $6.94 per square foot for reimbursements, the average triple-net rents equate to $22.22 per square foot and $21.14 per square foot, respectively. Average rent in the submarket has increased 9.2% year-over-year (December 2013 to December 2014). The appraiser’s competitive set exhibited an average occupancy of 90.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

EASTGATE ONE PHASES I-VII & XII

The following table presents certain information relating to comparable office properties for the Eastgate One Property:

Competitive Set(1)

	Eastgate One Phases I-VII & XII (Subject)	Eastgate Two Phases VII-X	Centrewest Plaza	Sorrento Gateway	Fieldstone Plaza
Location	San Diego, CA	San Diego, CA	San Diego, CA	San Diego, CA	San Diego, CA
Distance from Subject	--	0.1 miles	1.2 miles	1.1 miles	1.0 miles
Property Type	Office	Office	Office	Office	Office
Year Built/Renovated	1998/2014	1998/2013	1990/NAV	2008/NAV	1986/NAV
Stories	2	2-3	3	2	2
Total GLA	860,513 SF	530,436 SF	195,584 SF	228,254 SF	86,684 SF
Total Occupancy	85%	93%	87%	100%	82%

(1)	Information obtained from the appraisal

The Borrower. The borrower is Irvine Eastgate Office I LLC, a Delaware limited liability company which is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Eastgate One Loan Combination. Spectrum Office Properties II LLC is the guarantor of certain nonrecourse carveouts under the Eastgate One Loan Combination.

The Sponsor. The Irvine Company, LLC (“Irvine Company”). Irvine Company was established in 1864 and is a diversified, privately held real-estate investment company and master-planner, which was largely responsible for the stewardship and master-planning of the City of Irvine in Orange County, California, which was incorporated in 1971. As of December 31, 2014, Irvine Company’s investment portfolio totals approximately 98 million square feet and includes 500 office buildings totaling 38.2 million square feet, 129 multifamily properties totaling over 50,000 units, 41 retail properties totaling 8.4 million square feet and three resort properties totaling 1,163 rooms, primarily located in Southern California. In addition, within Orange County, California, the Irvine Company owns and manages an extensive unencumbered land bank currently fully entitled for commercial, retail, multifamily and single-family development. Spectrum Office Properties II LLC, an affiliate of the sponsor, also serves as the guarantor of certain nonrecourse carveouts for the Eastgate Two Phases VIII-X Loan Combination.

Escrows. The loan documents provide for upfront reserves in the amount of $330,334 for rent concessions ($228,424 for Lytx and $101,910 for Kyocera) and $3,552,963 for outstanding tenant improvements and leasing commissions ($2,219,420 for Oracle, $817,856 for Epsilon Data Management, LLC, $250,013 for Cogent Communications, Inc., $228,585 for Kyocera, $31,239 for BioTheranostics and $5,849 for Lytx). The loan documents do not require monthly escrows for real estate taxes as long as (i) no DSCR Trigger Event Period (as defined below) exists and (ii) the borrower provides the lender with timely proof of payment of real estate taxes. The loan documents do not require monthly escrows for insurance as long as (i) no DSCR Trigger Event Period exists; (ii) the Eastgate One Property is insured under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the required policies and timely proof of payment of the insurance premiums when due. The loan documents do not require monthly escrows for capital expenditures or tenant improvements and leasing commissions as long as no DSCR Trigger Event Period exists. Upon the occurrence of a DSCR Trigger Event Period, monthly reserves of $32,986 for capital expenditures (capped at $791,691) and $89,650 for tenant improvements and leasing commissions (capped at $2,151,595) shall be required. A “DSCR Trigger Event Period” will commence upon the amortizing debt service coverage ratio falling below 1.20x at the end of any calendar quarter. A DSCR Trigger Event Period will be cured upon the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Lockbox and Cash Management. The Eastgate One Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all funds are swept on a daily basis to a lender-controlled cash management account. In addition, during a Cash Trap Event Period, after application to various reserves, if the excess cash flow held by the lender is not less than six months of debt service payments, any excess cash flow will be disbursed to the borrower.

A “Cash Trap Event Period” will commence upon the earlier of (i) an event of default or (ii) the amortizing debt service coverage ratio falling below 1.10x at the end of any calendar quarter. A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The Eastgate One Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Eastgate One Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender's reasonable determination that the proposed transferee and guarantor satisfy the lender's credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS1 Certificates and similar confirmations from each rating agency rating any securities backed by the Eastgate One Companion Loan with respect to the ratings of such securities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

EASTGATE ONE PHASES I-VII & XII

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Additional Indebtedness. The loan documents permit pledge of direct or indirect interest in an upper tier entity (Spectrum Office Properties II LLC or its affiliated owners) and non-controlling interests in the borrower if pledgor owns direct or indirect interest in real property other than the Eastgate One Property, subject to certain additional conditions, including no change of control to parties other than Spectrum Office Properties II LLC or its affiliates.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Eastgate One Property; provided, however, if the Terrorism Risk Insurance Program Reauthorization Act is discontinued or not renewed, the borrower will be not be required to pay annual premiums in excess of two times the amount for a standalone all risk policy. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated February 27, 2015 indicated a probable maximum loss of 9.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

No. 3 – Stanford Research Park

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$50,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$50,000,000			Location:	Palo Alto, CA
% of Initial Pool Balance:	[5.2]%			Size(2):	129,678 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$667.04
Borrower Name:	Hanover Property, LLC			Year Built/Renovated:	2000/2014
Sponsor:	Henley Holding Company			Title Vesting:	Leasehold
Mortgage Rate:	4.672%			Property Manager:	Self - managed
Note Date:	June 4, 2014			3rd Most Recent Occupancy(As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(As of):	100.0% (12/31/2013)
Maturity Date:	January 5, 2025			Most Recent Occupancy(As of):	100.0% (12/31/2014)
IO Period:	127 months			Current Occupancy (As of):	100.0% (4/1/2015)
Loan Term (Original):	127 months
Seasoning:	10 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of)(3):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	NAV
Call Protection:	L(34),D(89),O(4)			Most Recent NOI(3):	NAV
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues(4):	$11,571,768
				U/W Expenses:	$3,438,839
				U/W NOI(4):	$8,132,928
				U/W NCF(4):	$8,016,218
				U/W NOI DSCR(1):	1.98x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.96x
				U/W NOI Debt Yield(1):	9.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.3%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$138,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	January 30, 2015
Replacement Reserves	$0	$1,621	$100,000	Cut-off Date LTV Ratio(1):	62.7%
TI/LC	$1,887,146	$0	NAP	LTV Ratio at Maturity or ARD(1):	62.7%

(1)	The Stanford Research Park Loan Combination, totaling $86,500,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $50,000,000, has an outstanding principal balance of $50,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2015-NXS1 Trust. The non-controlling Note A-2 had an original principal balance of $36,500,000 and is currently held by Natixis (although Natixis reserved the right to reapportion the balance or sub-divide such note) and is expected to be securitized in a future transaction. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yield are based on the Stanford Research Park Loan Combination. “See Description of the Mortgage Pool—Split Loan Structures—The Stanford Research Park Loan Combination” in the Free Writing Prospectus.
(2)	See “Escrows” section.
(3)	Historical financials were not available as the borrower recently acquired the Stanford Research Park Property and such information was not provided by the previous owner. Per the lease, Cooley LLP has been at the Hanover Property since 2000.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Stanford Research Park Loan Combination”) is evidenced by two pari passu promissory notes (the A-1 and A-2 Notes) secured by the borrower's leasehold interest in a class A office property and a 2.9-acre land parcel in Palo Alto, California (collectively, the “Stanford Research Park Properties”). The Stanford Research Park Loan Combination was originated on June 4, 2014 by Natixis Real Estate Capital LLC. The Stanford Research Park Loan Combination had an original principal balance of $86,500,000, has an outstanding principal balance as of the Cut-off Date of $86,500,000 and accrues interest at an interest rate of 4.672% per annum. The Stanford Research Park Loan Combination had an initial term of 127 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments.

Note A-1, which will be contributed to the WFCM 2015-NXS1 Trust, had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents the controlling interest in the Stanford Research Park Loan Combination. The non-controlling Note A-2, which had an original principal balance of $36,500,000, is expected to be contributed to a future trust. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—Split Loan Structures—The Stanford Research Park Loan Combination” in the Free Writing Prospectus.

Following the lockout period, the borrower has the right to defease the Stanford Research Park Loan Combination in whole, or in part (see “Partial Release” section), on any date before October 5, 2024. In addition, the Stanford Research Park Mortgage Loan is prepayable without penalty on or after October 5, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

STANFORD RESEARCH PARK

Sources and Uses

Sources			Uses
Original loan amount	$86,500,000	60.6%	Purchase price	$140,000,000	98.1%
Sponsor’s new cash contribution	$56,152,732	39.4	Reserves	1,887,146	1.3
			Closing costs	765,586	0.5
Total Sources	$142,652,732	100.0%	Total Uses	$142,652,732	100.0%

The Property. The Stanford Research Park Properties are comprised of 3175 Hanover Street (the “Hanover Property”) and 3300 El Camino Real (the “El Camino Real Property”) approximately one mile away, both of which are located in the Stanford Research Park in Palo Alto, California. Both properties are subject to a single Stanford University ground lease agreement (see “Ground Lease” section). Stanford University and the borrower are working together to bifurcate the Hanover Property and the El Camino Real Property, The El Camino Real Property is expected to be released following the effective bifurcation of the ground lease; however, no value or income has been attributed to this property (See “Partial Release” section).

The Hanover Property was built in 2000 and comprises a two-story class A office building totaling 129,678 square feet of rentable area and is situated off Page Mill Road and directly across the street from Hewlett Packard’s worldwide headquarters. The Hanover Property’s ground lease payment is 15% of gross rental revenue at the Hanover Property. The Hanover Property includes 435 parking spaces (3.4 spaces per 1,000 square feet of rentable area). The Hanover Property is 100.0% leased to Cooley LLP (“Cooley”), an international law firm with 750 attorneys and 11 offices across the United States and China, pursuant to a lease expiring in January 2025 and subject to two five-year renewal options. Cooley has been at the Hanover Property since it was completed in 2000. The Hanover Property underwent a $6.5 million renovation in 2014 when Cooley converted interior cubicles and other meeting space to offices to accommodate the relocation of other attorneys to the Hanover Property. Cooley also renovated conference rooms and upgraded technology systems in 2014.

The El Camino Real Property is a rectangular 2.9-acre unimproved land parcel with frontage on El Camino Real, providing for a development opportunity in Stanford Research Park. The El Camino Real Property’s current zoning allows for several permitted uses including office and research and development. El Camino Real (SR-82) is a major thoroughfare that runs north-south through Silicon Valley and connects to the San Francisco area. A portion of the El Camino Real Property serves as the eastern boundary of the Stanford Research Park. The El Camino Real Property is currently a paved parking lot.

The following table presents certain information relating to the tenancy at the Hanover Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Cooley LLP	NR/NR/NR	129,678	100.0%	$79.10	$10,257,628	100.0%	1/31/2025(2)
Total Major Tenants		129,678	100.0%	$79.10	$10,257,628	100.0%

Occupied Collateral Total		129,678	100.0%	$79.10	$ 10,257,628	100.0%

Vacant Space		0	0.0%

Collateral Total		129,678	100.0%

(1)	The U/W Base Rent includes rent averaging through February 2024 totaling $1,309,852. Cooley’s current in-place rental rate is $69.00 per square foot.
(2)	Cooley LLP has two five-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

STANFORD RESEARCH PARK

The following table presents certain information relating to the lease rollover schedule at the Hanover Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	1	129,678	100.0%	129,678	100.0%	$10,257,628	$79.10
Thereafter	0	0	0.0%	129,678	100.0%	$0	$0.00
Vacant	0	0	0.0%	129,678	100.0%	$0	$0.00
Total/Weighted Average	1	129,678	100.0%			$10,257,628	$79.10

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Hanover Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	04/01/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the lease which commenced in 2000.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

STANFORD RESEARCH PARK

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Hanover Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$10,257,628	88.6%	$79.10
Grossed Up Vacant Space	0	0	0.00
Total Reimbursables	1,550,298	13.4	11.95
Other Income	0	0	0.00
Less Free Rent	0		0.00
Less Vacancy	(236,159)(3)	(2.0)	(1.82)
Effective Gross Income	$11,571,768	100.0%	$89.23

Total Operating Expenses	$3,438,839	29.7%	$26.52

Net Operating Income	$8,132,928	70.3%	$62.72

TI/LC	97,259	0.8	0.75
Capital Expenditures	19,452	0.2	0.15
Net Cash Flow	$8,016,218	69.3%	$61.82

NOI DSCR	1.98x
NCF DSCR	1.96x
NOI DY	9.4%
NCF DY	9.3%

(1)	Historical financials were not available as the sponsor recently acquired the Stanford Research Park Properties and such information was not provided by the previous owner.
(2)	The underwritten economic vacancy is 2.0%. The Hanover Property was 100.0% occupied as of April 1, 2015.

Appraisal. As of the appraisal valuation date of January 30, 2015, the Hanover Property had an “as-is” appraised value of $138,000,000.

Environmental Matters. According to Phase I environmental site assessments dated May 12, 2014 and June 3, 2014, six groundwater monitoring wells were located throughout the Stanford Research Park Properties. According to information obtained from previous environmental reports, these wells were installed at the site between 1989 and 1991 as part of a soil and groundwater investigation at the Varian Medical Systems, Inc. (“Varian”) Site and Study Area (the “Varian Site”) within the Stanford Research Park Property, which includes the Hanover Property. According to a review of the 2012 Long Term Monitoring Report, analytical results reported that trichloroethene (“TCE”) was detected at a maximum concentration of 14 micrograms per liter (μg/L) from a monitoring well located along the western Hanover Property boundary. The cleanup goal for TCE is 5 μg/L. Groundwater flow from the Varian Site is towards the north-northeast, therefore, the Hanover Property site is located upgradient of three source areas (Buildings 1, 3, and 4) and is situated within the Building 6 Plume Area. Based on the most recent groundwater monitoring data, it is apparent that historical releases from Building 6 have resulted in TCE contaminated groundwater beneath the site. Remedial activities to clean up impacted groundwater throughout the Varian Site, including the Hanover Property, are ongoing. The presence of TCE in groundwater beneath the site at a concentration above the cleanup goal indicates historical operations conducted at Building 6 and throughout the remaining areas of the Varian Site has adversely impacted the Hanover Property. This represents a recognized environmental condition at the Hanover Property.

Varian is the responsible party for the remediation/monitoring. According to a Phase I environmental site assessment, the Hanover Property should continue to allow access to the site as needed to monitor, sample, etc. until remediation is complete.

Market Overview and Competition. The Stanford Research Park Properties are located within the Stanford Research Park in Palo Alto, California, midway between San Francisco and San Jose in the Silicon Valley. Established in 1951 by Stanford University, the Stanford Research Park is recognized as the birthplace of Silicon Valley and one of the first technology-oriented office parks in the world. The Stanford Research Park’s unique and symbiotic 60-year relationship with Stanford University and proximity to Sand Hill Road (home to the highest concentration of venture capitalists in the world according to the appraisal) positions the area as a desirable address for technology companies and professional service firms, with approximately 150 companies and 23,000 employees. Silicon Valley is home to 14 fortune 500 corporations as of 2014. Current tenants in the Stanford Research Park include SAP Labs (headquarters for SAP Labs US), Hewlett Packard (world headquarters), VMware (world headquarters), Lockheed Martin, Xerox PARC, TIBCO Software (world headquarters), Varian Medical Systems (world headquarters), Merck, Mercedes-Benz Research & Development (North American headquarters), Skype (North American headquarters), Theranos (world headquarters) and Tesla Motors (World headquarters). The Stanford Research Park contains approximately 700 acres and is improved with approximately 10.6 million square feet of office and research and development (“R&D”) space. However, the Stanford Research Park is restricted to only 3.0 million rentable square feet dedicated to office use with the remaining use devoted to R&D, manufacturing and industrial. Of the 3.0 million square feet of office space, only four buildings built after 2000 are considered to be class A (including the Hanover Property), according to the appraisal. As of the fourth quarter of 2014, vacancy within the Stanford Research Park was 0.3% with a waiting list for office space. Stanford University tends to reserve office premises for start-up and other select companies that will further the original technology based tenancy and will limit the service oriented tenancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STANFORD RESEARCH PARK

The following table presents certain information relating to comparable properties to the Hanover Property:

Competitive Set(1)

	Stanford Research Park (Subject)	Hanover Page Mill Centre	Two Palo Alto Square	Four Palo Alto Square	260 N. California Avenue	College Terrace Centre
Location	Palo Alto, CA	Palo Alto, CA	Palo Alto, CA	Palo Alto, CA	Palo Alto, CA	Palo Alto, CA
Distance from Subject	--	1.0 mile	0.7 miles	0.9 miles	1.4 miles	0.9 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2000/2014	2014/NAP	1972/NAP	1972/NAP	2015/NAP	2015/NAP
Stories	2	2	10	2	3	3
Total GLA	129,678 SF	89,584 SF	132,910 SF	19,532 SF	25,972 SF	54,472 SF
Tenant	Cooley LLP	Morgan, Lewis	Kaye Scholer	Osborne Clark	Tableu Software	Yelp

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Hanover Property, LLC (“Hanover”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Stanford Research Park Loan Combination. Hanover is a joint venture between Sand Hill Property Company (“Sand Hill”) and Abu Dhabi Investment Authority (“ADIA”). Founded in 1988 by Peter Pau and Susanna Pau, Sand Hill is a real estate investment and development company focused on Silicon Valley Properties. Over the last two decades, the company has developed over $1.0 billion worth of real estate projects encompassing approximately 14.0 million square feet of building area throughout the Silicon Valley. Henley Holding Company is the guarantor of certain nonrecourse carveouts under the Stanford Research Park Mortgage Loan.

The Sponsor. The sponsor is Henley Holding Company, which is a holding company of ADIA. ADIA is a sovereign wealth fund owned by the Emirate of Abu Dhabi (in United Arab Emirates) founded for the purpose of investing funds on behalf of the government of the Emirate of Abu Dhabi. ADIA manages the emirate’s excess oil reserves, estimated to be as much as $500.0 billion. ADIA is an experienced real estate investor with a portfolio estimated to be worth in excess of $1.0 billion.

Escrows. The loan documents provide for upfront reserves in the amount of $1,887,146 for tenant improvement and leasing commission reserves. The loan documents require monthly deposits of $1,621 for replacement reserves until the cap of $100,000 is met. The loan documents require monthly escrows of one-twelfth of the estimated annual real estate taxes for real estate taxes and one-twelfth of the annual insurance premiums upon the occurrence of (i) an event of default, (ii) Cooley’s failure to directly pay or reimburse the borrower for taxes and insurance premiums, (iii) a default under the Cooley lease, (iv) the failure of the borrower to provide evidence of tax and insurance payments.

Lockbox and Cash Management. The Stanford Research Park Mortgage Loan is structured with a hard lockbox and springing cash management. The Stanford Research Park Mortgage Loan requires all rents to be transmitted directly by all tenants of the Stanford Research Park Property into the clearing account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default, (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.15x, or (iii) the occurrence of a Cooley Trigger Event (as defined below). A Cash Management Period will end with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.20x for six consecutive months; and with respect to clause (iii) above, upon the occurrence of a Cooley Trigger Event Cure (as defined below). Notwithstanding the foregoing, if a Cash Management Period is triggered pursuant to clause (ii) above, such Cash Management Period will not commence, or, if commenced, will be deemed cured, provided that within five days after the giving of such notice by the lender, the borrower either (Y) commences and thereafter diligently pursues completion of a partial defeasance of an amount sufficient to increase the debt service coverage ratio calculated upon the remaining outstanding principal to at least 1.15x, or (Z) deposits with the lender a cash reserve or an acceptable letter of credit that causes the debt service coverage ratio to equal or exceed 1.15x (after deducting the amount of the cash reserve or the face amount of such acceptable letter of credit, as applicable, from the then-outstanding principal when determining the debt service coverage ratio for the applicable twelve month period). In the event the borrower delivers an acceptable letter of credit pursuant to the prior sentence, the lender will be permitted to draw upon such letter of credit upon the occurrence of any event of default or in any circumstance where such letter of credit is expiring and will not be renewed. Upon satisfaction of clause (C) above, without consideration of any cash reserve or any acceptable letter of credit, such cash reserve or the acceptable letter of credit, as applicable, will be returned to the borrower.

A “Cooley Trigger Event” means any of: (i) Cooley becomes the subject of a bankruptcy action; (ii) Cooley “goes dark” in a majority of the Cooley premises (excluding any portion that is or will be occupied pursuant to an executed sublease) for a continuous period of not less than 90 days; provided, however, if Cooley “goes dark” for the purpose of remodeling its space, such period will be extended to 120 days or such other longer period as may be approved by the lender in advance; or (iii) a monetary or material non-monetary default (beyond any applicable notice and/or cure period) occurs under the Cooley lease; or (iv) Cooley fails to exercise any remaining lease extension option by the earlier of (Y) the date which is 12 months prior to the Stanford Research Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

STANFORD RESEARCH PARK

Loan Combination maturity date, or (Z) the date by which Cooley must exercise such lease renewal options pursuant to the Cooley lease.

A “Cooley Trigger Event Cure” will occur when, with respect to a Colley Trigger Event, pursuant to clause (i) either (A) the bankruptcy action is dismissed and the Cooley lease is affirmed, or (B) a Cooley Renew/Replacement (as defined below) event has occurred; with respect to a Colley Trigger Event, pursuant to clause (ii) either (A) Cooley or another tenant re-opens for business for a continuous period of not less than three months, or (B) a Cooley renew/replacement event has occurred; with respect to a Colley Trigger Event, pursuant to clause (iii) either (A) the monetary or material non-monetary default is cured and no other monetary or material non-monetary default (beyond any applicable notice and/or cure period) exists under the Cooley Lease, or (B) a Cooley Renew/Replacement event has occurred; or pursuant to clause (iv) a Cooley Renew/Replacement event has occurred.

A “Cooley Renew/Replacement Event” means either (i) the renewal, extension or replacement of the Cooley Lease with Cooley, as tenant, upon such terms and conditions as are provided in the Cooley lease or upon such terms and conditions as are reasonably acceptable to the lender in all respects; or (ii) the termination of the Cooley Lease and the borrower entering into one or more new leases for all of the Cooley premises with acceptable replacement tenant(s) and upon such terms and conditions as are reasonably acceptable to the lender in all respects.

Property Management. The Stanford Research Park property is managed by an affiliate of the borrower.

Assumption. The lender may not unreasonably withhold its consent to the sale of the Stanford Research Park Property in its entirety to a special purpose entity that meets the lender's then current requirements for special purpose entities and provided the borrower satisfies certain other conditions including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and any successor guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, it being acknowledged that the lender may, as a condition to approving any proposed transferee require a rating comfort letter from DBRS, Fitch and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings to the Series 2015-NXS1 Certificates and similar confirmations from each rating agency backed by any Stanford Research Park Companion Loan with respect to the ratings of such securities.

Partial Release. The borrower may obtain a one-time free release of the El Camino Real Property provided the conditions in the loan documents are met including, among others: as a result of the partial release, the remaining parcel will have a sufficient number of available parking spaces to satisfy the requirements of all applicable legal requirements and all leases affecting the remaining parcel and will not be in violation, in any material respects, of any applicable legal requirements (including, without limitation, all zoning and subdivision laws, setback requirements, sideline requirements, parking ratio requirements, use requirements, building and fire code requirements, environmental requirements and wetland requirements), all necessary variances, if any, will have been obtained and evidence of the foregoing will have been delivered to the lender. No value was attributed to the El Camino Real Property.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The Stanford Research Park Properties are subject to a single ground lease from The Board of Trustees of the Leland Stanford Junior University (“Stanford University”). The ground lease is dated July 1, 1998; and is scheduled to expire on January 27, 2051. The borrower is subject to ground rent equal to 15.0% of the gross revenues from the Stanford Research Park Properties (i.e., all sublease revenue, parking fees, business interruption insurance proceeds, etc.), which is paid monthly with year-end adjustments.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Stanford Research Park Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

No. 4 – Mayfair in the Grove

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$40,750,000			Specific Property Type:	Office/Retail
Cut-off Date Principal Balance:	$40,698,105			Location:	Coconut Grove, FL
% of Initial Pool Balance:	[4.3]%			Size:	278,455 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$146.16
Borrower Name:	WMP I LLC			Year Built/Renovated:	1977/2014
Sponsor:	Timo Kipp			Title Vesting:	Fee
Mortgage Rate:	4.200%			Property Manager:	Self-managed
Note Date:	February 20, 2015			3rd Most Recent Occupancy (As of):	77.1% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	60.0% (12/31/2013)
Maturity Date:	March 5, 2025			Most Recent Occupancy (As of):	84.3% (12/31/2014)
IO Period:	NAP			Current Occupancy (As of)(2):	83.2% (3/17/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,598,540 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,759,629 (12/31/2013)
Call Protection:	L(25),D(92),O(3)			Most Recent NOI (As of)(3):	$2,084,267 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues(4):	$7,144,048
				U/W Expenses:	$3,138,540
				U/W NOI(4):	$4,005,509
				U/W NCF(4):	$3,669,863
Escrows and Reserves(1):				U/W NOI DSCR:	1.68x
				U/W NCF DSCR:	1.53x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.8%
Taxes	$211,071	$52,768	NAP	U/W NCF Debt Yield:	9.0%
Insurance	$159,973	$26,662	NAP	As-Is Appraised Value(5):	$58,000,000
Replacement Reserves	$0	$4,766	NAP	As-Is Appraisal Valuation Date(5):	January 13, 2015
TI/LC Reserve	$2,730,575	$25,526	$1,225,202	Cut-off Date LTV Ratio(5):	70.2%
Free Rent Reserve	$374,682	$0	NAP	LTV Ratio at Maturity or ARD(5):	56.2%

(1)	See “Escrows” section.
(2)	The Mayfair in the Grove Mortgaged Property is 83.2% leased and 80.5% occupied. Occupancy shown includes Dolzar Corp, which recently signed a lease for 7,424 square feet or 2.7% of the net rentable area and is expected to take occupancy in May 2015. See “The Property” section.
(3)	The major tenant, Sapient, took occupancy of phase I of its space in January 2014 and phase II of its space in December 2014. A large portion of the vacancy reflects in spaces that were being prepared for Sapient.
(4)	See “Cash Flow Analysis” section.
(5)	The Stabilized Appraised Value is $62,000,000 as of January 13, 2016, which results in a Cut-off date LTV Ratio and LTV Ratio at Maturity or ARD of 65.6% and 52.6% respectively.

The Mortgage Loan. The mortgage loan (the “Mayfair in the Grove Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a multi-building office, retail and residential complex located in Coconut Grove, Florida (the “Mayfair in the Grove Property” and excluding the Non-Collateral Property (defined below), the “Mayfair in the Grove Mortgaged Property” ). The Mayfair in the Grove Mortgage Loan was originated on February 20, 2015 by Natixis Real Estate Capital LLC. The Mayfair in the Grove Mortgage Loan had an original principal balance of $40,750,000, has an outstanding principal balance as of the Cut-off Date of $40,698,105 and accrues interest at an interest rate of 4.200% per annum. The Mayfair in the Grove Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Mayfair in the Grove Mortgage Loan matures on March 5, 2025.

Following the lockout period, the borrower has the right to defease the Mayfair in the Grove Mortgage Loan in whole or in part on any date before January 5, 2025. In addition, the Mayfair in the Grove Mortgage Loan is prepayable without penalty on or after January 5, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MAYFAIR IN THE GROVE

Sources and Uses

Sources			Uses
Original loan amount	$40,750,000	99.8%	Line of credit	$35,000,000	85.8%
Sponsor’s new cash contribution	61,518	0.2	Reserves	3,476,300	8.5
			Closing costs	2,335,219	5.7
Total Sources	$40,811,518	100.0%	Total Uses	$40,811,518	100.0%

The Property. The Mayfair in the Grove Mortgaged Property is a complex of three- and four-story class A office and retail buildings with an open-air promenade layout that runs through the center of the Mayfair in the Grove Mortgaged Property featuring full ceiling skylight atriums and interior courtyards. The Mayfair in the Grove Mortgaged Property includes 903 parking spaces (3.2 spaces per 1,000 square feet of rentable area). The Mayfair in the Grove Mortgaged Property is made up of three physically-distinct buildings, described as the East, West, and North buildings. An open air pedestrian promenade runs between the East building on one side and the West and North buildings on the other. The West building is legally structured as a condominium where the borrower owns 36.064% of the total shares and the remaining condo shares (the “Non-Collateral Property”) are not part of the collateral for the Mayfair in the Grove Mortgage Loan and are owned by investors who operate the Mayfair Hotel & Spa. Each condo owner operates and maintains their physical space and is responsible for their own separate real estate taxes and insurance. The borrower’s ownership interest in the East and North Buildings are owned in fee simple.

The Mayfair in the Grove Mortgaged Property was built in stages beginning in 1977 and completed in 1982 and was fully renovated in 2005. The sponsor purchased the Mayfair in the Grove Mortgaged Property in 2010 for $37.8 million and has invested approximately $12.0 million ($43.09 per square foot) in upgrading the facilities and appearance, including tenant improvement packages to major tenants to reposition the Mayfair in the Grove Mortgaged Property and convert much of the non-desirable retail to high-end creative office space. The Mayfair in the Grove Mortgaged Property now includes approximately 85.0% creative office space and complementary retail, parking and storage space totaling 15.0%. Through a hands-on ownership strategy and significant capital investment, the sponsor has increased occupancy from 69.9% in 2011 to 83.2% as of March 17, 2015, attracting high quality tenants that include Sapient Corporation, Crispin Porter & Bogusky and Sony BMG Music Entertainment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

MAYFAIR IN THE GROVE

The following table presents certain information relating to the tenancy at the Mayfair in the Grove Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Office Tenants
Sapient Corporation(3)	NR/BBB+/Baa2	53,577	19.2%	$31.13(4)	$1,667,971(4)	24.6%	12/31/2026(5)
Crispin Porter & Bogusky	NR/NR/NR	42,768	15.4%	$26.11	$1,116,751	16.5%	4/30/2022(6)
Sony BMG Music Entertainment	BB-/Ba1/BBB-	20,847	7.5%	$37.51	$781,995	11.5%	10/31/2018(6)
Healthsun Health Plans, Inc.	NR/NR/NR	18,898	6.8%	$28.84	$545,018	8.0%	9/9/2023(8)
Open English LLC	NR/NR/NR	13,716	4.9%	$23.22	$318,496	4.7%	9/30/2019(9)
Total Major Office Tenants		149,806	53.8%	$29.57	$4,430,232	65.4%
Non-Major Office Tenants		48,851	17.5%	$24.83	1,213,045	17.9%
Total Occupied Office Collateral		198,657	71.3%	$28.41	$5,643,277	83.3%

Parking, Storage		1,046	0.4%	$616,89	$646,264	9.5%

Total Retail Occupied Collateral		20,283	7.3%	$18.78	$380,909	5.6%

Total Residential Collateral		9,808	3.5%	$11.08	$108,668	1.6%

Total Occupied Collateral		229,794	82.5%	$29.50	$6,778,117	100.0%

Vacant Office Space		31,246	11.2%
Vacant Retail Space		9,140	3.5%
Other Vacant Space		6,378	2.3%
Management/Other		1,897	0.7%
Total Vacant		46,764	16.8%

Collateral Total		278,455	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent increases through April 2016.
(3)	Sapient Corporation (“Sapient”) is fully owned by Publicis Groupe S.A.
(4)	Sapient’s Annual U/W Base Rent PSF and annual U/W Base Rent includes rent averaging from January 2016 to December 2024. The current in-place rent is $123,138.
(5)	Sapient has a one-time termination option in December 31, 2019 upon 12 months’ prior notice and a payment of unamortized TI/LC, discounted at 8.0%. Sapient has one, 10-year extension option.
(6)	Crispin Porter & Bogusky has two, five-year extension options.
(7)	Sony BMG Music Entertainment has one, five-year extension option.
(8)	Healthsun Health Plans, Inc. has a one-time termination option in December 1, 2019 upon 270 days prior notice and payment of unamortized TI/LC. Healthsun Health Plans, Inc. has two, five-year extension options.
(9)	Open English LLC has a one-time termination option in October 31, 2017 upon nine months’ prior notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

MAYFAIR IN THE GROVE

The following table presents certain information relating to the lease rollover schedule at the Mayfair in the Grove Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0.00	$0.00
2015	12	12,910	4.6%	12,910	4.6%	$218,135	$16.90
2016	4	6,733	2.4%	19,643	7.1%	$192,551	$28.60
2017	4	11,124	4.0%	30,767	11.0%	$177,017	$15.91
2018	5	32,446	11.7%	63,213	22.7%	$1,116,584	$34.41
2019	4	15,237	5.5%	78,450	28.2%	$347,541	$22.81
2020	5	16,199	5.8%	94,649	34.0%	$993,183	$61.31
2021	1	2,730	1.0%	97,379	35.0%	$85,040	$31.15
2022	4	47,530	17.1%	144,909	52.0%	$1,248,926	$26.28
2023	3	31,308	11.2%	176,217	63.3%	$731,168	$23.35
2024	0	0	0.0%	176,217	63.3%	$0	$0.00
2025	0	0	0.0%	176,217	63.3%	$0	$0.00
Thereafter	1	53,577	19.2%	229,794	82.5%	$1,667,971	$31.13
Other	1	1,897	0.7%	231,691	83.2%	$0	$0.00
Vacant	0	46,764	16.8%	278,455	100.0%	$0	$0.00
Total/Weighted Average	43(4)	278,455	100.0%			$6,778,117	$24.34

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space and other/management space.
(4)	Multiple tenants operate under more than one lease. There are 34 tenants subject to 43 leases.

The following table presents historical occupancy percentages at the Mayfair in the Grove Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	3/17/2015(2)
77.1%	60.0%	84.3%	83.2%

(1)	Information obtained from the borrower. Since the borrower acquired the Mayfair in the Grove Mortgaged Property in 2010, the borrower has invested approximately $12.0 million to reposition and lease up the Mayfair in the Grove Mortgaged Property.
(2)	Information obtained from the underwritten rent roll. The Mayfair in the Grove Mortgaged Property was 83.2% leased as of March 17, 2015 and 80.5% occupied. Dolzar Corp recently signed a lease for 7,424 square feet, or 2.7% of the net rentable area, and is expected to take occupancy in May 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

MAYFAIR IN THE GROVE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mayfair in the Grove Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,898,280	$5,843,418	$5,554,174	$6,778,117(1)	94.9%	$24.34
Grossed Up Vacant Space	0	0	0	1,389,912	19.5	4.99
Percentage Rent	71,185	33,416	105,612	105,612	1.5	0.38
Total Reimbursables	117,049	188,060	218,148	250,319	3.5	0.90
Other Income	23,894	9,795	57,108	10,000	0.1	0.04
Less Vacancy	(1,373,044)(2)	(1,175,367)(2)	(869,932)(2)	(1,389,912)(2)	(19.5)	(4.99)
Effective Gross Income	$4,737,364	$4,899,322	$5,065,110	$7,144,048	100.0%	$25.66

Total Operating Expenses	$3,138,825	$3,139,693	$2,980,843	$3,138,540	43.9%	$11.27

Net Operating Income	$1,598,540	$1,759,629	$2,084,267	$4,005,509	56.1%	$14.38

TI/LC	0	0	0	278,455	3.9	1.00
Capital Expenditures	0	0	0	57,191	0.8	0.21
Net Cash Flow	$1,598,540	$1,759,629	$2,084,267	$3,669,863	51.4%	$13.18

NOI DSCR	0.67x	0.74x	0.87x	1.68x
NCF DSCR	0.67x	0.74x	0.87x	1.53x
NOI DY	3.9%	4.3%	5.1%	9.8%
NCF DY	3.9%	4.3%	5.1%	9.0%
(1)	The increase in base rent from 2013 to 2014 is attributed to newly-signed leases, including Sapient. Sapient took occupancy of phase I of its space in January 2014 and phase II of its space in December 2014. The increase in the U/W Base Rent from 2014 base rent is attributed to contractual rent increases through April 2016, new leases, and rent averaging for Sapient ($190,317).
(2)	The underwritten economic vacancy is 16.3%. The Mayfair in the Grove Mortgaged Property was 83.2% leased as of March 17, 2015.

Appraisal. As of the appraisal valuation date of January 13, 2015, the Mayfair in the Grove Mortgaged Property had an “as-is” appraised value of $58,000,000 and an “as stabilized” value of $62,000,000 as of January 13, 2016 assuming a stabilized occupancy of 90.0%.

Environmental Matters. The Phase I environmental report dated December 8, 2014 recommended no further action at the Mayfair in the Grove Property.

Market Overview and Competition. The Mayfair in the Grove Mortgaged Property is located along the north side of Grand Avenue in the heart of the commercial/entertainment district of Coconut Grove, Florida. Coconut Grove has a city-village setting with a mixture of commercial and residential development with upper- and lower-income households, luxury hotels, art galleries, theatres, bistros, boutiques, high-rises and waterfront estates. Coconut Grove encompasses 3.1 square miles and is located approximately five miles south of the Miami central business district. Coconut Grove is a tourist attraction in Miami-Dade County. Major retail developments located in the immediate vicinity of the Mayfair in the Grove Mortgaged Property include Village Shops, Commodore Centre, Grove Harbor, Grove Square, Florentino Plaza and CocoWalk (a 665,000 square foot destination entertainment and retail complex). Major developments located along South Bayshore Drive include Grove Hill Towers, Coconut Grove Bayshore Condominium, Grand Bay Office Plaza, SBC Office Tower (formerly known as Terremark Centre), Bayview Executive Plaza, The Mutiny, Sonesta Hotels & Suites, the Ritz Carlton Hotel & Condominium Residences and Grove at Grand Bay. With regards to new residential development, Terra Group and The Related companies are partnering to construct luxury high-rise condominiums on the demolished nearby Grand Bay Hotel site and the recently purchased Coconut Grove Bank site. In addition, Pointe Group Advisors, a local Miami development firm, recently acquired 1.4 acres for $14 million where it plans to develop a mixed use residential and commercial property. According to the appraiser, the estimated 2014 population and median household income in a three-mile radius of the Mayfair in the Grove Mortgaged Property were 149,454 and $40,118, respectively.

According to the appraiser the Mayfair in the Grove Mortgaged Property is located in the Coconut Grove office submarket. As of the third quarter of 2014, the submarket reported average asking rents of $30.99 per square foot, with a 9.8% vacancy rate, which is lower than the 15.1% office vacancy rate reported for Miami-Dade County as a whole. Coconut Grove is currently experiencing a repositioning as a central creative hub for technology and advertising businesses in Southern Florida. As a result of its relatively affordable rental rates, Coconut Grove has attracted tenants from higher-priced markets like South Beach and Brickell. Sapient Corporation and Sony BMG Music Entertainment, both tenants at the Mayfair in the Grove Mortgaged Property, relocated to Coconut Grove from South Beach. Another prominent commercial tenant helping to shape the creative environment in Coconut Grove is the architectural firm, Arquitectonica.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

MAYFAIR IN THE GROVE

The following table presents certain information relating to comparable office properties to the Mayfair in the Grove Property:

Competitive Set(1)

	Mayfair in the Grove (Subject)	Offices At Cocowalk	Continental Plaza	Bayview Executive Plaza	Grove Forest Plaza
Location	Coconut Grove, FL	Coconut Grove, FL	Coconut Grove, FL	Coconut Grove, FL	Coconut Grove, FL
Distance from Subject	--	1 Block	2 Blocks	0.25 miles	0.5 miles
Property Type	Mixed Use	Mixed Use	Office	Office	Office
Year Built/Renovated	1977/2014	2002/NAV	1982/NAV	1987/NAV	1986/NAV
Number of Stories	4	4	5	7	4
Total GLA	278,455 SF	303,299 SF	146,239 SF	349,190 SF	305,885 SF
Total Occupancy	83%	82%	100%	97%	89%
Quoted Rent	$29.50 PSF	$32.00 PSF	$32.00 PSF	$32.50 PSF	$24.00 PSF

(1)    Information obtained from the appraisal.

The Borrower. The borrower is WMP I LLC, a single purpose Florida limited liability company with two independent directors. WMP I LLC is 60.0% owned and controlled by Timo Kipp and 40.0% owned by Beatrice Marienau. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Mayfair in the Grove Mortgage Loan. Timo Kipp is the guarantor of certain nonrecourse carveouts under the Mayfair in the Grove Mortgage Loan.

The Sponsor. The sponsor is Timo Kipp. As of August 18, 2014, Timo Kipp had a certified net worth of $137.6 million, with a liquidity value of $63.0 million.

Escrows. The loan documents provide for upfront reserves in the amount of $211,071 for taxes, $159,973 for insurance, $2,730,575 for tenant improvements and leasing commissions (“TI/LCs”) and $374,682 for outstanding free rent ($289,907 for Sapient Corporation, $44,095 for Healthsun Health Plans, Inc., 21,073 for Swerdlow, $18,311 for Marca and $1,295 for Ling Chow). The loan documents require monthly deposits of one-twelfth of the estimated annual real estate taxes, which currently equates to $52,768, one-twelfth of the annual insurance premiums, which currently equates to $26,662, $4,766 for replacement reserves and $25,526 for TI/LCs (subject to a cap of $1,225,202).

Lockbox and Cash Management. The Mayfair in the Grove Mortgage Loan is structured with a lender-controlled hard lockbox and springing cash management. The Mayfair in the Grove Mortgage Loan requires all rents to be transmitted directly by non-residential tenants of the Mayfair in the Grove Mortgaged Property into the clearing account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. Upon a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default, (ii) the failure by borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.15x, provided, however, for the first 12 months of the loan term, the debt service coverage ratio will be determined based on a three-month, six-month, nine-month and twelve-month trailing period, as applicable, and a twelve month trailing period thereafter, (iii) the occurrence of a Major Tenant Trigger Event (as defined below) or (iv) the occurrence of a Major Tenant Renewal Trigger Event (as defined below). A Cash Management Period will end, with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.20x for six consecutive months since the commencement of the Cash Management Period; with respect to clause (iii) above, upon the occurrence of a Major Tenant Trigger Cure Event (as defined below), or with respect to clause (iv), upon the occurrence of a Major Tenant Renewal Trigger Cure Event (as defined below).

“Major Tenant Trigger Event” means any Major Tenant (as defined below) (i) ceases to operate in its leased premises at the Mayfair in the Grove Mortgaged Property during normal business hours (other than temporary cessation in connection with renovations of such leased premises or due to an event of force majeure), (ii) is the subject of a bankruptcy action, (iii) is in material or monetary default under its lease beyond any applicable notice and/or cure period, (iv) provides notice of its intent, or otherwise exercises its right, to terminate its lease; or (v) terminates its Lease; provided, however, borrower will have the right to prevent a Major Tenant Trigger Event by depositing to the TI/LC reserve an amount determined by the lender in its sole discretion to adequately cover contemplated approved leasing expenses associated with the applicable Major Tenant demised space.

“Major Tenant Renewal Trigger Event” means the earlier of (i) the date that is 12 months prior to the expiration of such Major Tenant’s lease or (ii) the date upon which such Major Tenant must provide notice of its intent to renew its lease, unless prior to such date, such Major Tenant will have renewed its lease and no TI/LCs, free rent or other concessions are required pursuant to such renewal or the borrower has deposited amounts with the lender satisfactory to cover such expenses and/or free rent; provided, however, the borrower will have the right to prevent a Major Tenant Renewal Trigger Event by depositing into the TI/LC reserve an amount determined by the lender in its sole discretion to adequately cover contemplated approved leasing expenses associated with the applicable Major Tenant demised space.

“Major Tenant Trigger Cure Event” means with respect to a Major Tenant Trigger Event described in clause (i) of the definition of Major Tenant Trigger Event, such Major Tenant resumes operations in its leased premises at the Mayfair in the Grove Mortgaged

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

MAYFAIR IN THE GROVE

Property; with respect to a Major Tenant Trigger Event described in clause (ii) of the definition of Major Tenant Trigger Event, such Major Tenant has assumed its lease in the related bankruptcy proceeding; with respect to the first Major Tenant Trigger Event described in clause (iii) of the definition of Major Tenant Trigger Event only, such lease default is cured and no other default has occurred under such lease for three consecutive months; and with respect to a Major Tenant Trigger Event described in clauses (ii), (iv) or (v) of the definition of Major Tenant Trigger Event, the lender receives an acceptable tenant estoppel from a replacement tenant(s) for all of the space at the Mayfair in the Grove Mortgaged Property demised by such Major Tenant.

“Major Tenant Renewal Trigger Cure Event” means the receipt of either (i) an acceptable tenant estoppel from the applicable Major Tenant if such Major Tenant has renewed its lease or executed a new Major Tenant lease for the same demised space or (ii) receipt of an acceptable tenant estoppel from replacement tenant(s) for the entire major lease demised space.

A “Major Tenant” means each of Sony BMG Music Entertainment, Sapient Corporation or Crispin Porter & Bogusky.

Property Management. The Mayfair in the Grove Mortgaged Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Mayfair in the Grove Mortgaged Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, it being acknowledged that the lender may as a condition to approving any proposed transferee require a rating agency comfort letter from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS1 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for windstorm/hail and for terrorism in an amount equal to the full replacement cost of the Mayfair in the Grove Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

No. 5 – Eastgate Two Phases VIII-X

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody's):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$40,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$40,000,000			Location:	San Diego, CA
% of Initial Pool Balance:	[4.2]%			Size:	530,436 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$188.52
Borrower Name:	Irvine Eastgate Office II LLC			Year Built/Renovated:	1998/2014
Sponsor:	The Irvine Company LLC			Title Vesting:	Fee
Mortgage Rate:	3.765%			Property Manager:	Self-managed
Note Date:	March 24, 2015			3rd Most Recent Occupancy (As of):	82.2% (6/30/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4)(5):	100.0% (6/30/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of)(4)(5):	84.0% (6/30/2014)
IO Period:	60 months			Current Occupancy (As of):	92.9% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(4)(6):	$13,476,737 (6/30/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4)(6):	$12,079,649 (6/30/2014)
Call Protection(2):	L(23),GRTR 1% or YM or D(92),O(5)			Most Recent NOI (As of)(4)(6):	$10,335,839 (TTM 1/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$13,199,791
Escrows and Reserves(3):				U/W Expenses:	$3,162,461
				U/W NOI:	$10,037,331
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$9,212,906
Taxes	$0	Springing	NAP	U/W NOI DSCR(1):	1.80x
Insurance	$0	Springing	NAP	U/W NCF DSCR(1):	1.65x
Replacement Reserves	$0	Springing	$328,869	U/W NOI Debt Yield(1):	10.0%
TI/LC Reserve	$0	Springing	$1,326,090	U/W NCF Debt Yield(1):	9.2%
Rent Concession Reserve	$75,200	$0	NAP	As-Is Appraised Value:	$178,000,000
Tenant Specific TI/LC Reserve	$1,698,283	$0	NAP	As-Is Appraisal Valuation Date:	February 25, 2015
Provide Commerce Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	56.2%
Service-Now Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	50.8%

(1)	The Eastgate Two Loan Combination, with an original principal balance totalling $100,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and will be contributed to the WFCM 2015-NXS1 Trust. The controlling Note A-1 had an original balance of $60,000,000 and is expected to be contributed to a future trust. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Eastgate Two Loan Combination.

(2)	After the lockout period, the Eastgate Two Loan Combination is prepayable for one month with payment of the greater of a yield maintenance premium or prepayment premium, and then may be (i) defeased or (ii) prepaid with payment of a yield maintenance premium or prepayment premium up to but excluding December 11, 2024.

(3)	See “Escrows” section.

(4)	The borrower reports financials on a fiscal year-end of June 30.

(5)	See “Historical Occupancy” section.

(6)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Eastgate Two Phases VIII-X Loan Combination”; herein referred to as the “Eastgate Two Loan Combination”) is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering an eight building office campus located in San Diego, California (the “Eastgate Two Phases VIII-X Property”; herein referred to as the “Eastgate Two Property”). The Eastgate Two Loan Combination was originated on March 24, 2015 by Wells Fargo Bank, National Association. The Eastgate Two Loan Combination had an original principal balance of $100,000,000, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and accrues interest at an interest rate of 3.765% per annum. The Eastgate Two Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Eastgate Two Loan Combination matures on April 11, 2025. See “Description of the Mortgage Pool—Split Loan Structures—The Eastgate Two Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

Note A-2, which will be contributed to the WFCM 2015-NXS1 Trust, had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents the non-controlling interest in the Eastgate Two

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

EASTGATE TWO PHASES VIII-X

Loan Combination. Note A-1 (the “Eastgate Two Companion Loan”), which is expected to be contributed to a future trust, had an original principal balance of $60,000,000 and represents the controlling interest in the Eastgate Two Loan Combination. The lender provides no assurances that the non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease (with the exception of the first month after the lockout period) or prepay the Eastgate Two Loan Combination in whole, but not in part, on any date before December 11, 2024, provided, with respect to a prepayment that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Eastgate Two Loan Combination is prepayable without penalty on or after December 11, 2024.

Sources and Uses(1)

Sources			Uses
Original loan combination amount	$100,000,000	100.0%	Reserves	$1,773,483	1.8%
			Closings costs	366,154	0.4
			Return of equity	97,860,363	97.9
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

(1)	The Eastgate Two Property was previously unencumbered.

The Property. The Eastgate Two Property is a newly-renovated eight-building class B office campus totaling 530,436 square feet located in San Diego, California. The Eastgate Two Property is part of the larger “Eastgate Campus”, which also includes the “Eastgate One Phases I-VII & XII Property”, defined and detailed earlier in this Free Writing Prospectus Structural and Collateral Term Sheet and not part of the collateral for the Eastgate Two Loan Combination. The Eastgate Campus contains a total of 1,390,949 square feet in 24 buildings and is approximately 88.2% leased.

The Eastgate Two Property was developed between 1998 and 2006, and subsequently renovated in 2014. Five of the eight buildings (totaling approximately 65.6% of net rentable area) are occupied by a single tenant or subtenant. Amylin Pharmaceuticals, the largest tenant, which occupies three buildings (220,093 square feet; 41.5% of net rentable area), subleases two buildings to Provide Commerce, and the third building is subleased to two other subtenants (see “Major Tenants” section). The sponsor’s total cost basis in the Eastgate Two Property is $264.5 million. Recent renovations totaled approximately $1.3 million in 2014 and included updated entryways and the addition of outdoor workspaces.

The Eastgate Two Property is located at the intersection of Eastgate Mall and Towne Centre Drive, approximately 0.6 miles northeast of the Westfield University Towne Center Mall. Six of the eight buildings on the 49.3-acre site are two stories. Amenities include three outdoor workspaces and public Wi-Fi. Further, tenants have access to the fitness center, sand volleyball court, and conference center at the adjacent Eastgate One Phases I-VII & XII Property. The Eastgate Two Property has exhibited an average occupancy of 88.8% over the last seven years and has demonstrated the ability to quickly absorb vacant space. The Eastgate Two Property has absorbed approximately 177,932 square feet (33.5% of net rentable area) of vacant space since 2014, as a result of two large tenants vacating in 2013 and 2014. Since the beginning of 2014, the sponsor has executed new leases at a weighted average rent of $19.23 per square foot, triple-net. The Eastgate Two Property maintains 2,385 parking spaces, equating to a parking ratio of approximately 4.5 parking spaces per 1,000 square feet of rentable area. As of March 1, 2015, the Eastgate Two Property was 92.9% leased by six tenants and was occupied by eight tenants including subleases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

EASTGATE TWO PHASES VIII-X

The following table presents certain information relating to the tenancy at the Eastgate Two Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Amylin Pharmaceuticals(2)	NR/NR/NR	220,093	41.5%	$23.48	$5,167,874	50.0%	Various(3)
Service-Now(4)	NR/NR/NR	155,443	29.3%	$18.67(4)	$2,901,816(4)	28.1%	9/30/2022
Intercept Pharmaceuticals, Inc.	NR/NR/NR	47,000	8.9%	19.44	$913,680	8.8%	9/30/2019
DivX	NR/NR/NR	38,807	7.3%	18.84	$731,124	7.1%	11/30/2019
WMK Office San Diego, LLC	NR/NR/NR	23,500	4.4%	19.20	$451,200	4.4%	3/31/2020
CONNECT San Diego	NR/NR/NR	7,725	1.5%	22.20	$171,495	1.7%	6/30/2020
Total Major Tenants		492,568	92.9%	$20.99	$10,337,189	100.0%

Occupied Collateral Total		492,568	92.9%	$20.99	$10,337,189	100.0%

Vacant Space		37,868	7.1%

Collateral Total		530,436	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 30, 2016 totaling $72,078.
(2)	Amylin Pharmaceuticals subleases all of its space to three tenants under the following terms: (i) Provide Commerce – 156,561 square feet (29.5% of net rentable area); $3,521,780 annual base rent ($22.49 annual base rent PSF) through March 31, 2018 (62,816 square feet; 11.8% of net rentable area) and September 30, 2018 (93,745 square feet; 17.7% of net rentable area); (ii) Kratos Defense – 33,924 square feet (6.4% of net rentable area); $590,778 annual base rent ($17.40 annual base rent PSF) through September 30, 2018; and (iii) Plaza Home Mortgage – 29,608 square feet (5.6% of net rentable area); $486,756 annual base rent ($16.44 annual base rent PSF) through September 30, 2018. The Amylin Pharmaceuticals space was underwritten based on a blended market rent of $23.48 per square foot; Amylin currently pays $34.54 per square foot.
(3)	Amylin Pharmaceuticals leases 157,277 square feet (29.7% of net rentable area) on a lease that expires September 30, 2018 and 62,816 square feet (11.8% of net rentable area) on a lease that expires March 31, 2018.
(4)	Service-Now recently expanded by 60,900 square feet. They are currently occupying and paying $10.53 per square foot on 50,000 square feet (9.4% of net rentable area), but are not in occupancy and paying rent on 10,900 square feet (2.1% of net rentable area) of the expansion space. They will begin paying full rent of $18.96 per square foot on the 60,900 square foot expansion space in November 2016, which is what was underwritten. A reserve of $19,533 was taken for outstanding tenant improvement costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

EASTGATE TWO PHASES VIII-X

The following table presents certain information relating to the lease rollover schedule at the Eastgate Two Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	1	220,093	41.5%	220,093	41.5%	$5,167,874	$23.48
2019	2	85,807	16.2%	305,900	57.7%	$1,644,804	$19.17
2020	2	31,225	5.9%	337,125	63.6%	$622,695	$19.94
2021	0	0	0.0%	337,125	63.6%	$0	$0.00
2022	1	155,443	29.3%	492,568	92.9%	$2,901,816	$18.67
2023	0	0	0.0%	492,568	92.9%	$0	$0.00
2024	0	0	0.0%	492,568	92.9%	$0	$0.00
2025	0	0	0.0%	492,568	92.9%	$0	$0.00
Thereafter	0	0	0.0%	492,568	92.9%	$0	$0.00
Vacant	0	37,868	7.1%	530,436	100.0%	$0	$0.00
Total/Weighted Average	6	530,436	100.0%			$10,337,189	$20.99

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Eastgate Two Property:

Historical Occupancy

6/30/2012(1)	6/30/2013(1)(2)	6/30/2014(1)(2)	3/1/2015(3)
82.2%	100.0%	84.0%	92.9%

(1)	Information obtained from the borrower. The borrower reports on a fiscal year-end June 30.
(2)	The decrease in occupancy from 2013 to 2014 was due to Lockheed Martin vacating approximately 121,800 square feet (23.0% of net rentable area) in November 2013.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Eastgate Two Property:

Cash Flow Analysis

	2012(1)(2)	2013(1)(2)	2014(1)(3)	TTM 1/31/2015(4)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$12,588,460	$14,288,103	$12,537,922	$10,615,905	$10,337,189(5)	78.3%	$19.49
Grossed Up Vacant Space	0	0	0	0	849,290	6.4	1.60
Total Reimbursables	2,432,872	2,995,178	2,673,002	2,497,823	2,862,602	21.7	5.40
Other Income	8,378	6,405	10,831	0	0	0.0	0.00
Less Vacancy & Free Rent	(302,143)	(940,308)	(226,607)	0	(849,290)(6)	(6.4)	(1.60)
Effective Gross Income	$14,727,567	$16,349,378	$14,995,148	$13,113,728	$13,199,791	100.0%	$24.88

Total Operating Expenses	$2,623,470	$2,872,641	$2,915,499	$2,777,889	$3,162,461	24.0%	$5.96

Net Operating Income	$12,104,097	$13,476,737	$12,079,649	$10,335,839	$10,037,331	76.0%	$18.92
TI/LC	0	0	0	0	659,990	5.0	1.24
Capital Expenditures	0	0	0	0	164,435	1.2	0.31
Net Cash Flow	$12,104,097	$13,476,737	$12,079,649	$10,335,839	$9,212,906	69.8%	$17.37

NOI DSCR	2.17x	2.42x	2.17x	1.86x	1.80x
NCF DSCR	2.17x	2.42x	2.17x	1.86x	1.65x
NOI DY	12.1%	13.5%	12.1%	10.3%	10.0%
NCF DY	12.1%	13.5%	12.1%	10.3%	9.2%

(1)	The borrower reports financials on a fiscal year-end of June 30.
(2)	The increase in Effective Gross Income from 2012 to 2013 was due to an increase in occupancy from 82.2% to 100.0% in 2013.
(3)	The decrease in Effective Gross Income from 2013 to 2014 was due to Lockheed Martin vacating approximately 121,800 square feet (23.0% of net rentable area) in November 2013.
(4)	The decrease in Effective Gross Income from 2014 to TTM January 31, 2015 was due to LPL Financial vacating approximately 91,194 square feet (17.2% of net rentable area) in May 2014.
(5)	Base rent includes $72, 078 in contractual rent steps.
(6)	The underwritten economic vacancy is 7.6%. The Eastgate Two Property was 92.9% physically occupied as of March 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

EASTGATE TWO PHASES VIII-X

Appraisal. As of the appraisal valuation date of February 25, 2015, the Eastgate Two Property had an “as-is” appraised value of $178,000,000.

Environmental Matters. According to the Phase I environmental report dated February 23, 2015, there was no evidence of any recognized environmental conditions at the Eastgate Two Property.

Market Overview and Competition. The Eastgate Two Property is located in San Diego, California, at the intersection of Eastgate Mall and Towne Centre Drive, directly west of Interstate 805, the major north-south highway in Southern California, and approximately 1.8 miles east of Interstate 5. The Eastgate Two Property is part of the larger Eastgate Campus, a 24-building, 113.6-acre office campus owned and operated by the Irvine Company. The Eastgate Two Property is located in the east portion of the University Towne Center (“UTC”) mixed-use area, which is generally situated east of Interstate 5, west of Interstate 805, and north of State Route 52 in north-central suburban San Diego, approximately 13.4 miles north of the San Diego central business district. The Eastgate Two Property is located 0.6 miles northeast of Westfield UTC mall, a 1.1 million square foot super-regional mall with 150 retail tenants, including anchors Sears, Nordstrom and Macy’s. According to the appraisal, the mall underwent a major renovation in 2012, and it is expected to undergo a second phase over the next three years, the plan for which includes a new 330,000 square foot Nordstrom, luxury and high fashion retailers, ten restaurants and a new parking structure along Genesee Avenue. The $600.0 million project is scheduled for opening in the Fall of 2016. Other major commercial demand generators include the University of California – San Diego (2.3 miles west), with an enrollment of 30,310 students (as of Fall 2013), and considered one of the top ranked public research universities in the United States by a leading publication in 2014, and Marine Corps Air Station Miramar (4.1 miles east), an air field that is home to the 3rd Marine Aircraft Wing.

According to the appraisal, the Eastgate Two Property is located in the UTC office submarket, the financial center for a larger business area known as the Golden Triangle. Much of the newer development in the area has consisted of high intensity office, commercial and residential uses, primarily within the Golden Triangle area. Located within the San Diego office market, the UTC office submarket comprised approximately 6.6 million square feet of office space as of the fourth quarter of 2014 and accounted for approximately 8.9% of San Diego’s office inventory. The Irvine Company currently owns and operates 3.7 million square feet of office space in the UTC office submarket, exhibiting an average occupancy rate of approximately 94.0% as of December 2014. The UTC office submarket exhibited 2014 net absorption of 454,865 square feet, the largest amount of any San Diego submarket and double that of the next closest submarket. As of the fourth quarter of 2014, the submarket occupancy rate was 88.0% for all space, and 85.3% for class B space (both vacancy rates include approximately 288,224 square feet that is 100.0% vacant and is not being actively marketed for lease), with a current average asking rent within the submarket of $29.16 per square foot for all space, and $28.08 per square foot for class B space, on a full-service gross basis. Deducting the appraiser’s assumption of $6.48 per square foot for reimbursements, the average triple-net rents equate to $22.68 per square foot and $21.60 per square foot, respectively. Average rent in the submarket has increased 9.2% year-over-year (December 2013 to December 2014). The appraiser’s competitive set exhibited an average occupancy of 90.7%.

The following table presents certain information relating to comparable office properties for the Eastgate Two Property:

Competitive Set(1)

	Eastgate Two Phases VIII-X (Subject)	Eastgate One Phases I-VIII & XII	Centrewest Plaza	Sorrento Gateway
Location	San Diego, CA	San Diego, CA	San Diego, CA	San Diego, CA
Distance from Subject	--	0.1 miles	1.2 miles	1.1 miles
Property Type	Office	Office	Office	Office
Year Built/Renovated	1998/2014	1998/2014	1990/NAV	2008/NAV
Stories	2-3	2	3	2
Total GLA	530,436 SF	860,513 SF	195,584 SF	228,254 SF
Total Occupancy	93%	85%	87%	100%

(1)	Information obtained from the appraisal

The Borrower. The borrower is Irvine Eastgate Office II LLC, a Delaware limited liability company which is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Eastgate Two Loan Combination. Spectrum Office Properties II LLC is the guarantor of certain nonrecourse carveouts under the Eastgate Two Loan Combination.

The Sponsor. The Irvine Company, LLC (“Irvine Company”). Irvine Company was established in 1864 and is a diversified, privately held real-estate investment company and master-planner, which was responsible for the stewardship and master-planning of the City of Irvine in Orange County, California, which was incorporated in 1971. As of December 31, 2014, Irvine Company’s investment portfolio totals approximately 98 million square feet and includes 500 office buildings totaling 38.2 million square feet, 129 multifamily properties totaling over 50,000 units, 41 retail properties totaling 8.4 million square feet and three resort properties totaling 1,163 rooms, primarily located in Southern California. In addition, within Orange County, the Irvine Company owns and manages an extensive unencumbered land bank currently fully entitled for commercial, retail, multifamily and single-family development. Spectrum Office Properties II LLC, an affiliate of the sponsor, also serves as the guarantor of certain nonrecourse carveouts for the Eastgate One Phases I-VIII & XII Loan Combination.

Escrows. The loan documents provide for upfront reserves in the amount of $75,200 for rent concessions for WMK Office San Diego, LLC and $1,698,283 for outstanding tenant improvements and leasing commissions ($1,292,500 for WMK Office San Diego, LLC, $386,250 for CONNECT San Diego and $19,533 for Service-Now). The loan documents do not require monthly escrows for real

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EASTGATE TWO PHASES VIII-X

estate taxes as long as (i) no DSCR Trigger Event Period (as defined below) exists and (ii) the borrower provides the lender with timely proof of payment of real estate taxes. The loan documents do not require monthly escrows for insurance as long as (i) no DSCR Trigger Event Period exists; (ii) the Eastgate Two Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums when due. The loan documents do not require monthly escrows for capital expenditures or tenant improvements and leasing commissions as long as no DSCR Trigger Event Period exists. Upon the occurrence of a DSCR Trigger Event Period, monthly reserves of $13,703 for capital expenditures (capped at $328,869) and $55,254 for tenant improvements and leasing commissions (capped at $1,326,090) will be required. A “DSCR Trigger Event Period” will commence upon (i) an event of default or (ii) the amortizing debt service coverage ratio falling below 1.20x at the end of any calendar quarter. A DSCR Trigger Event Period will be cured upon the (i) cure of such event of default and (ii) the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters

The borrower will be required to accumulate $2,070,000 in the Provide Commerce Springing Reserve if (i) the borrower and Provide Commerce fail to enter into a direct lease for substantially all of the Provide Commerce space for a term of no less than five years at a net effective rent of no less than the lesser of (a) $23.61 per square foot triple net (the rent payable prior to the expiration of the Provide Commerce sublease) or (b) 95% of the then effective fair market rent, prior to June 30, 2017; (ii) Provide Commerce vacates all or substantially all of their space and ceases paying rent under their sublease; or (iii) Provide Commerce suffers a bankruptcy or becomes insolvent. To satisfy the Provide Commerce Springing Reserve, the borrower may deposit cash (either one lump sum or monthly payments), post a letter of credit or provide a reserve guaranty from an investment-grade rated entity. Provided no event of default has occurred or is continuing, funds will be disbursed once Provide Commerce has executed a direct lease subject to the above provisions or all of the Provide Commerce space has been leased to replacement tenant(s) pursuant to one or more leases for a term of at least five years at no less than 95% of fair market rent, as further detailed in the loan agreement.

The borrower will be required to accumulate $1,650,000 in the Service-Now Springing Reserve if (i) Service-Now fails to exercise its lease extension option nine months prior to the Service-Now lease expiration (September 30, 2022) and has not otherwise extended its’ lease for a term of at least five years at a net effective rent of no less than the lesser of (a) $22.08 per square foot triple net(the rent payable prior to the expiration of the Service-Now lease) or (b) 95% of the then effective fair market rent; (ii) Service-Now vacates all or substantially all of their space and ceases paying rent under their lease; or (iii) Service-Now suffers a bankruptcy or becomes insolvent. To satisfy the Service-Now Springing Reserve, the borrower may deposit cash (either one lump sum or monthly payments), post a letter of credit or provide a reserve guaranty from an investment-grade rated entity. Provided no event of default has occurred or is continuing, funds will be disbursed once the Service-Now lease has been extended subject to the above provisions or all of the Service-Now space has been leased to replacement tenant(s) pursuant to one or more leases for a term of at least five years at no less than 95% of fair market rent, as further detailed in the loan agreement.

Lockbox and Cash Management. The Eastgate Two Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all funds are swept on a daily basis to a lender-controlled cash management account. In addition, during a Cash Trap Event Period, after application to various reserves, if the excess cash flow held by the lender is not less than six months of debt service payments, any excess cash flow will be disbursed to the borrower.

A “Cash Trap Event Period” will commence upon the earlier of (i) an event of default or (ii) the amortizing debt service coverage ratio falling below 1.10x at the end of any calendar quarter. A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The Eastgate Two Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Eastgate Two Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender's reasonable determination that the proposed transferee and guarantor satisfy the lender's credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS1 Certificates and similar confirmations from each rating agency rating any securities backed by the Eastgate Two Companion Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Additional Indebtedness. The loan documents permit pledge of direct or indirect interest in an upper tier entity (Spectrum Office Properties II LLC or its affiliated owners) and non-controlling interests in the borrower if pledgor owns direct or indirect interest in real property other than the Eastgate Two Property, subject to certain additional conditions, including no change of control to parties other than Spectrum Office Properties II LLC or its affiliates.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EASTGATE TWO PHASES VIII-X

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Eastgate Two Property; provided, however, if the Terrorism Risk Insurance Program Reauthorization Act is discontinued or not renewed, the borrower will be not be required to pay annual premiums in excess of two times the amount for a standalone all risk policy. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated February 20, 2015 indicated a probable maximum loss of 8.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

No. 6 – 100 West 57th Street

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch /Moody’s):	NR/NR/NR			Property Type:	Other
Original Principal Balance(1):	$35,000,000			Specific Property Type:	Leased Fee
Cut-off Date Principal Balance(1):	$35,000,000			Location:	New York, NY
% of Initial Pool Balance:	[3.7]%			Size(3):	25,125 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1)(3):	$7,164.18
Borrower Name:	57th & 6th Ground LLC			Year Built/Renovated:	NAP/NAP
Sponsors:	David Werner; Eli Schron; Avi Schron; Mark Schron			Title Vesting:	Fee
Mortgage Rate:	2.3067%			Property Manager:	Self-managed
Note Date:	November 5, 2014			3rd Most Recent Occupancy:	NAP
Anticipated Repayment Date:	November 5, 2019			2nd Most Recent Occupancy:	NAP
Maturity Date:	April 5, 2035			Most Recent Occupancy:	NAP
IO Period:	60 months			Current Occupancy:	NAP
Loan Term (Original):	60 months
Seasoning:	5 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD			In Place Contractual Ground Rent:	$4,070,655
Interest Accrual Method:	Actual/360			Estimated Ground Rent Reset(4):	$21,233,420
Call Protection:	L(29),D(27),O(4)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues(5):	$4,213,128
				U/W Expenses:	$0
				U/W NOI(5):	$4,213,128
				U/W NOI(5):	$4,213,128
				U/W NOI DSCR(1):	1.00x
				U/W NCF DSCR(1):	1.00x
Escrows and Reserves(2):				U/W NOI Debt Yield(1):	2.3%
				U/W NCF Debt Yield(1):	2.3%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$300,000,000
Taxes	$0	Springing	NAP	“Unencumbered Land” Appraised Value:	$260,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	August 1, 2014
Quarterly Rent	$0	1/3 Quarterly	NAP	Cut-off Date LTV Ratio(1)(6):	60.0%
Future Rent	$605,510	$0	NAP	LTV Ratio at Maturity or ARD(1)(6):	60.0%

(1)	The 100 West 57th Street Loan Combination, totaling $180,000,000, is comprised of four pari passu notes (Notes A-1, A-2, A-3 and A-4). The non-controlling Note A-4 had an original principal balance of $35,000,000, has an outstanding principal balance of $35,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2015-NXS1 Trust. The non-controlling Notes A-2 and A-3 had an original principal balance of $60,000,000 and $40,000,000 respectively, and were contributed to the COMM 2015-CCRE22 trust and the COMM 2015-DC1 trust, respectively. The controlling note A-1 has an original principal balance of $45,000,000, is currently held by Natixis Real Estate Capital LLC (although Natixis Real Estate Capital LLC reserved the right to reapportion the balance of or sub-divide such note) and is expected to be securitized in a future transaction. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yield are based on the 100 West 57th Street Loan Combination. See “Description of the Mortgage Pool—Split Loan Structures—The 100 West 57th Street Loan Combination” in the Free Writing Prospectus.
(2)	See “Escrows” section.
(3)	Size represents the land area. The 100 West 57th Property is improved by 418,114 square feet of mixed use residential cooperative and retail space, which are not part of the collateral. Cut-off Date Principal Balance Per SF based on the Fee (collateral) and Leasehold (non-collateral) is $430.50.
(4)	The ground rent will reset on March 15, 2025 and, per the ground lease, the annual ground rent will be calculated as 8.1667% of the then fair market value of the land as unimproved and unencumbered. The number shown was calculated based on the “Unencumbered Land” appraised value of $260.0 million.
(5)	See “Cash Flow Analysis” section.
(6)	Based on the “Fee and Leasehold” Appraised Value of $450,000,000, which reflects the improvements of 418,114 square feet of mixed use residential cooperative and retail space, which are not part of the collateral, plus the value of the land (collateral), the Cut-off date LTV Ratio and LTV Ratio at Maturity or ARD is 40.0%.

The Mortgage Loan. The mortgage loan (the “100 West 57th Street Loan Combination”) is evidenced by four pari passu promissory notes (the A-1, A-2, A-3 and A-4 Notes), secured by a first mortgage encumbering the fee simple interest in a land parcel totaling 25,125 square feet located at 100 West 57th Street (also known as 1381-1399 Avenue of the Americas), in Midtown Manhattan (the “100 West 57th Street Property”). The leased fee interest is improved by a 21-story mixed-use residential cooperative and retail building also known as the Carnegie House, containing 323 cooperative apartment units, a below-grade parking garage and retail space (28,337 square feet) anchored by Duane Reade (collectively, the “Improvements” or “Leasehold Improvements”). The 100 West 57th Street Loan Combination was originated on November 5, 2014 by Natixis Real Estate Capital LLC. The 100 West 57th Street Loan Combination had an original principal balance of $180,000,000, has an outstanding principal balance as of the Cut-off Date of $180,000,000 and accrues interest at an interest rate of 2.307% per annum. The 100 West 57th Street Loan Combination had an initial term of 60 months, has a remaining term of 55 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”). The ARD is November 5, 2019 and the final maturity date

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

100 WEST 57TH STREET

is April 5, 2035. In the event the 100 West 57th Street Loan Combination is not paid in full on or before the ARD, the interest rate will increase to 5.617% per annum; to but excluding March 5, 2025. On the payment date occurring on March 5, 2025, the interest rate will increase to the greater of (i) 6.367% and (ii) the then five-year swap spread on March 5, 2025 plus 4.060%. The difference between the adjusted interest rate and the initial interest rate is referred to herein as the additional ARD interest. From and after the ARD, all excess cash flow from the 100 West 57th Street Property, after payment of reserves, the interest calculated at the initial interest rate, and 100 West 57th Street Property operating expenses, will be applied to the outstanding principal balance of the 100 West 57th Street Loan Combination until repaid in full. The additional ARD interest will accrue from and after the ARD but payments of excess interest will be deferred until the 100 West 57th Street Loan Combination has been paid in full, at which time the additional ARD interest (plus the interest at the adjusted interest rate) will be due and payable. The borrower is required to pay the initial interest rate, from and after the ARD on a monthly basis.

Note A-4, which will be contributed to the WFCM 2015-NXS1 Trust, had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and represents a non-controlling interest in the 100 West 57th Street Loan Combination. The controlling Note A-1, which had an original principal balance of $45,000,000, is expected to be contributed to a future trust. The non-controlling Note A-2, which had an original principal balance of $60,000,000, was contributed to the COMM 2015-CCRE22 Trust. The non-controlling Note A-3, which had an original principal balance of $40,000,000, was contributed to the COMM 2015-DC1 Trust. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—Split Loan Structures—The 100 West 57th Street Loan Combination” in the Free Writing Prospectus.

Following the lockout period, the borrower has the right to defease the full 100 West 57th Street Loan Combination, in whole or in part, on any date before August 5, 2019. In addition; the 100 West 57th Street Loan Combination is prepayable without penalty on or after August 5, 2019.

Sources and Uses

Sources			Uses
Original loan amount	$180,000,000	59.2%	Purchase price	$286,000,000	94.0%
Sponsor new cash contribution	124,138,000	40.8	Closing costs	17,532,490	5.8
			Reserves	605,510	0.2
Total Sources	$304,138,000	100.0%	Total Uses	$304,138,000	100.0%

The Property. The 100 West 57th Street Loan Combination is collateralized by the borrower’s fee interest in a 25,125 square foot parcel of land located at 100 West 57th Street (also known as 1381-1399 Avenue of the Americas) in Midtown Manhattan that is improved by a 21-story, class A, mixed use building, known as the Carnegie House (Improvements not part of the collateral for the 100 West 57th Street Loan Combination). The land is a through-block parcel located on the westerly block-front of Avenue of the Americas between West 56th and West 57th Street in the Plaza District of Midtown Manhattan. The borrower’s fee simple interest is subject to a ground lease (the “Ground Lease”) pursuant to which the ground lessee constructed, developed and owns the Improvements that sit on top of the 100 West 57th Street Property (see “Ground Lease” section). The Improvements comprise 323 cooperative apartment units on floors 2 through 21, a 225-space parking garage on two sub-cellar levels with an entrance on West 56th Street, and 28,337 square feet of retail space on the ground and basement levels (the “100 West 57th Leasehold Property”). The Carnegie House was constructed in 1962 on the 100 West 57th Street Property shortly after the original developer ground-leased it in 1959. All leasehold improvements were converted to cooperative ownership in 1978. The ground lessee’s interest in the improvements is not collateral for the 100 West 57th Street Loan Combination.

The residential entrance to the Carnegie House mixed use building is located on Avenue of the Americas with a main lobby with an attended front desk. The apartment floors are serviced by three passenger elevators and two freight elevators. The building amenities include a full-time doorman, live-in superintendent, valet service, private storage, bike room, central laundry, and an on-site garage (which is leased to a third-party operator). The apartment unit mix includes studio, one-bedroom, two-bedroom, three-bedroom and four-bedroom units based on the original co-op offering plan reviewed; however, the exact current unit mix is not available. Some apartment units have outdoor terraces or balconies.

The retail space contains approximately 28,337 square feet on the ground and basement floors with an occupancy rate of 92.0% as of November 2014. Duane Reade, the retail anchor tenant, occupies approximately 7,316 square feet of grade-level corner space at Avenue of the Americas and West 57th Street with an additional 12,350 square feet on the basement level. There are seven in-line retail suites on the grade-level, of which six suites totaling 6,402 square feet are currently occupied and one (2,269 square feet) is vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

100 WEST 57TH STREET

The following table presents certain information relating to the retail tenancy at the non-collateral Improvements at the 100 West 57th Street Property:

Retail Tenant Summary(1)

Tenant	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	In Place Rent PSF	% of Total In Place Base Rent	Market Rent PSF(3)	Lease Expiration Date
Major Tenants
Duane Reade(4)	NR/Baa2/BBB	7,316	25.8%	$140.11	30.9%	$350.00	2/28/2025
Duane Reade (Basement)(4) (5)	NR/Baa2/BBB	5,150	18.2%	$140.11	21.7%	$100.00	2/28/2025
Duane Reade (Cellar)(4)	NR/Baa2/BBB	7,200	25.4%	$25.00	5.4%	$25.00	2/28/2025
Total Major Tenants		19,666	69.4%	$97.96	58.1%	$165.54

Jamba Juice(4)	NR/NR/NR	1,702	6.0%	$224.74	11.5%	$275.00	8/31/2015
Coterie (1387 Sixth Avenue Inc)	NR/NR/NR	1,364	4.8%	$178.13	7.3%	$250.00	10/31/2023
City Souvenirs on 6th	NR/NR/NR	1,083	3.8%	$221.97	7.2%	$250.00	10/31/2021
NY Diva Nails & Spa	NR/NR/NR	1,017	3.6%	$224.21	6.9%	$250.00	12/31/2015
Tucci Italia (Yaron H)	NR/NR/NR	784	2.8%	$223.95	5.3%	$250.00	9/30/2021
Zibetto Espresso Bar	NR/NR/NR	452	1.6%	$269.05	3.7%	$250.00	1/31/2016
Total In-Line Tenants		6,402	22.6%	$217.29	41.9%	$256.65

Total Occupied Collateral		26,068	92.0%	$127.27	100.0%	$187.92

Vacant		2,269	8.0%
Total		28,337	100.0%

(1)	Information obtained from the retail rent roll as of November 2014.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Information obtained from the appraisal.
(4)	The Duane Reade lease has one five-year renewal option and the Jamba Juice lease has two five-year renewal options.
(5)	The Duane Reade (Basement) space is a retail space and fully operational.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 100 West 57th Street Property:

Cash Flow Analysis

	In Place Contractual Ground Rent(1)	U/W(1)	Estimated Ground Rent Reset(2)	Mark-to-Market Look- Through of Leasehold Interest (Non-collateral)(3)
Ground Lease Payment	$4,070,655	$4,213,128	$21,233,420	$29,257,185
Less Vacancy & Credit Loss	0	0	0	(932,188) (4)
Effective Gross Income	$4,070,655	$4,213,128	$21,233,420	$28,324,997

Total Operating Expenses	0	0	0	8,835,882

Net Operating Income	$4,070,655	$4,213,128	$21,233,420	$19,489,115
TI/LC	0	0	0	226,900
Capital Expenditures	0	0	0	166,249
Net Cash Flow	$4,070,655	$4,213,128	$21,233,420	$19,095,966

NOI DSCR	0.97x	1.00x	5.04x	4.63x
NCF DSCR	0.97x	1.00x	5.04x	4.54x
NOI DY	2.3%	2.3%	11.8%	10.8%
NCF DY	2.3%	2.3%	11.8%	10.6%
(1)	Ground rent steps up from $4,070,655 to $4,213,128 beginning on March 15, 2019, then to $4,360,587 on March 15, 2024.
(2)	Calculated based on the unencumbered land appraised value of $260.0 million. The ground rent will reset on March 15, 2025 and per the ground lease is calculated as 8.1667% of the then fair market value of the land as unimproved and unencumbered.
(3)	Information obtained from the appraisal.
(4)	Estimated Mark-to-Market Look-Through of Leasehold Interest (non-collateral) Vacancy represents 3.2% of gross income.

Appraisal. As of the appraisal valuation date of August 1, 2014, the 100 West 57th Street Property had an “as-is” appraised value of $300,000,000, an “Unencumbered Land” appraised value of $260,000,000 and a “Fee and Leasehold” appraised value of $450,000,000.

Market Overview and Competition. The 100 West 57th Street Property is located on the westerly block-front of Avenue of the Americas between West 56th and West 57th Street in the area of Midtown Manhattan. The 100 West 57th Street Property is surrounded by many of New York's well known landmarks, restaurants, hotels, theatres, retail shops and tourist attractions, made

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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100 WEST 57TH STREET

accessible by the presence of several major transportation hubs. The F line stop located at 6th Avenue and West 57th Street and stops for the A, B, C, D, E, N, Q, R, 1, 2 and 3 lines are within walking distance of the 100 West 57th Street Property. The 100 West 57th Street Property is located within the Plaza District, which is bounded by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the west and Park Avenue to the east.

The following table presents certain information relating to land sales comparable to the 100 West 57th Street Property:

Competitive Set(1)

	100 West 57th Street (Subject)	985-989 Third Avenue	118-122 East 59th Street	950 Second Avenue	101 Murray Street	616 First Avenue	961 First Avenue
Distance from the Property	-	<1mile	<1mile	1.2 miles	4.2 miles	2.0 miles	1.1 miles
Sales Price	$286,000,000	$102,500,000	$49,000,000	$61,000,000	$223,000,000	$172,125,000	$64,000,000
Transaction Date	11 / 2014	In Contract	11 / 2013	8 / 2013	5 / 2013	2 / 2013	12 / 2012
Size (Acres / Square feet)	0.58 / 25,125	0.16 / 6,843	0.17 / 7,532	0.20 / 8,837	0.71 / 31,028	1.04 / 45,190	0.20 / 8,814
Max. Buildable FAR (Square feet)	376,875	89,480	76,693	118,726	310,280	523,930	159,153
Price PSF (FAR)	$758.87	$1,145.51	$638.91	$513.79	$718.71	$328.53	$402.13

(1)	Information obtained from the appraisal.

Mark-to-Market Look-Through Analysis. The appraisal concluded retail market rents of $350.00 per square foot for the ground retail space on the corner of West 57th Street and Avenue of the Americas, $275.00 per square foot for the ground retail space on the corner of West 56th Street and Avenue of the Americas and $250.00 per square foot for in line retail space along Avenue of the Americas. Market rent for the lower level (basement) retail space is estimated to be $100.00 per square foot, while the lower level storage retail space is estimated to be $25.00 per square foot. Based on these market rents, estimated recoveries and a market vacancy factor of 3.0%, the market gross revenue for the retail space is estimated to be approximately $5.3 million. Assuming underwritten expenses of $37.71 per square foot, the retail space leasehold interest’s estimated market net operating income is approximately $4.3 million. The concluded rental market rents were $70 per square foot on average. Based on these market rents, estimated recoveries and a market vacancy factor of 3.0%, the market gross revenue for the residential space is estimated to be approximately $23.0 million, including $2.6 million of parking revenue. Assuming underwritten expenses of $25.85 per square foot, the residential space leasehold interest’s estimated market net operating income is approximately $15.2 million. The combined estimated market net operating income for the Leasehold Improvements interest is approximately $19.5 million resulting in a mark-to-market look-through debt yield and debt service coverage ratio for the 100 West 57th Street Loan Combination of 10.8% and 4.63x, respectively. Replacement reserves were estimated at $0.10 per square foot for the retail space and $150 per unit for the residential space. Leasing commissions were based on 40.0% of first year’s base rent including 125% override (paid in year one) with a 65.0% renewal probability, assuming equal tenant rollover throughout the 100 West 57th Street Loan Combination term. The combined estimated market net cash flow for the Leasehold Improvements interests is approximately $19.1 million, resulting in a mark-to-market look-through underwritten debt yield and debt service coverage ratio for the 100 West 57th Street Loan Combination of 10.6% and 4.54x, respectively.

The Borrower. The borrower is 57th & 6th Ground LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 100 West 57th Street Loan Combination. Eli Schron, Avi Schron and Mark Schron are the guarantors on certain nonrecourse carveouts under the 100 West 57th Street Loan Combination.

The Sponsor. The sponsors of the borrower are David Werner of David Werner Real Estate Investments and Avi Schron, Eli Schron and Mark Schron of Cammeby’s International, Ltd. David Werner is a real estate investor with over 30 years of experience in investment and development. According to the sponsors, selected projects include approximately 13.4 million square feet of office building in New York, Boston, Chicago, and San Francisco. Cammeby’s International Ltd. (“Cammeby’s”), founded by Rubin Schron, owns, develops, operates and manages real estate throughout the United States and has been active in the industry for nearly 40 years. Avi Schron, Eli Schron and Mark Schron, three sons of Rubin Schron, support the company’s operations with important roles in the company. Cammeby’s owns and manages over 28,000 residential units, and over 20.0 million square feet of commercial and industrial space. The majority of their holdings are located in the New York metropolitan area.

Escrows. At closing, the borrower deposited $605,510 into the future rent reserve subaccount. Ongoing tax and insurance reserves are not required as long as the Ground Lease remains in full force and effect and the borrower provides evidence as required by the lender that the ground lessee has provided timely payment of all property taxes and insurance premiums. On a quarterly basis, the borrower will cause the ground lessee to deposit with the deposit bank the quarterly rent payment due under the Ground Lease.

Lockbox and Cash Management. The 100 West 57th Street Loan Combination is structured with a lender-controlled hard lockbox and upfront cash management. All rents, revenues and receipts from the 100 West 57th Street Property (which, for so long as the Ground Lease remains in effect, will primarily consist of the ground rent) will be deposited directly by the ground lessee into a lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the 100 West 57th Street Loan Combination documents. Upon the commencement of a Cash Trap Period (as defined below), excess cash flow will be controlled by the lender. Additionally, from and after the ARD, all excess cash flow will be applied first to repay the outstanding principal of the 100 West 57th Street Loan Combination and then to repay all accrued additional interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

100 WEST 57TH STREET

A “Cash Trap Period” will commence upon the occurrence of: (i) an event of default under the 100 West 57th Street Loan Combination, (ii) an event of default as defined in the Ground Lease by ground tenant under the Ground Lease beyond applicable notice, grace and cure periods, or (iii) the failure by the ground tenant, after the end of a calendar quarter, to maintain a ground rent coverage ratio of at least 1.10x. A Cash Trap Period will end, with respect to clause (i) upon the cure of such event of default; with respect to clause (ii) upon the cure of such ground tenant “event of default”; and with respect to clause (iii) upon the ground rent coverage ratio being at least 1.15x for six consecutive months.

Property Management. The 100 West 57th Street Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to sell the 100 West 57th Street Property, provided certain conditions are satisfied, including but not limited to (i) no event of default has occurred and is continuing; (ii) obtaining the lender’s reasonable determination that the proposed transferee satisfies the lender’s then–current requirements of a “Special Purpose Entity” and is otherwise acceptable to and approved by the lender; (iii) a replacement guarantor approved by the lender in its sole discretion assumes the obligations of the existing guarantors; and (iv) payment of a fee equal to one-half percent of one percent of the then outstanding principal of the 100 West 57th Street Loan Combination. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, including requiring a rating comfort letter from DBRS, Fitch and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS1 Certificates and similar confirmations from each rating agency rating any securities backed by any 100 West 57th Street Companion Loans with respect to the ratings of such securities.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness. Not Permitted.

Ground Lease. The 100 West 57th Street Property is currently subject to the long term Ground Lease which has an initial rent reset date of March 15, 2025. The Ground Lease has fixed annual payments of $4,070,655 payable quarterly through March 14, 2019, then $4,213,128 payable quarterly through March 14, 2024 and then $4,360,587 payable quarterly through March 14, 2025. The ground lessee has the right to renew the Ground Lease for two renewal terms of 21 years each by giving written notice no later than 12 months and no more than 48 months prior to the commencement date of the particular renewal term, subject to a ground rent reset. Pursuant to the terms of the Ground Lease, the annual ground rent resets to 8.1667% of the fair market value of the land as unimproved and unencumbered as of a date six months prior to the commencement date of each renewal term but in no event will the renewal rent be less than that in effect for the immediately preceding term. According to the appraisal dated August 1, 2014, the unencumbered value of the land without any improvements is $260.0 million and the rent is projected to increase to $21.2 million per annum by 2025. Pursuant to the terms of the Ground Lease, if the parties cannot agree on the fair market value, they are required to resolve the dispute by arbitration. See “Risk Factors—Risks Related to The Mortgage Loans—Leased Fee Properties Entail Risks That May Adversely Affect Payments on Your Certificates” and “—The 100 West 57th Street Ground Lease” in the Free Writing Prospectus.

The ground lessee’s leasehold interest is held by (i) Carnegie House Tenants Corporation (“CHTC”), owner of a 75% tenant in common (“TIC”) interest in the tenancy and the exclusive use of the residential and garage space (“Apartment/Garage Premises”) and (ii) Georgetown 57, LLC, owner of a 25% TIC interest and the exclusive use and control of the retail space (“Retail Premises”). CHTC must (i) pay its fixed rent; (ii) pay its allocable share of any real estate taxes provided under the TIC agreement; (iii) maintain and pay for the insurance; and (iv) perform any material repair or maintenance related to the Apartment/Garage Premises. Georgetown 57, LLC is required to (i) pay its fixed rent; (ii) pay its allocable share of any real estate taxes provided under the TIC agreement; (iii) pay its allocable share of insurance premiums for the property under the TIC agreement; and (iv) perform any material repair or maintenance related to the Retail Premises.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the 100 West 57th Street Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event. The borrower will require the ground tenant to maintain all insurance coverage that ground tenant is required to provide pursuant to the terms of the Ground Lease, or as otherwise acceptable to the lender in its sole discretion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

No. 7 – 760 & 800 Westchester Avenue

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$35,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$35,000,000			Location:	Rye Brook, NY
% of Initial Pool Balance:	[3.7]%			Size:	561,513 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$178.09
Borrower Name:	760-800 Owner LLC			Year Built/Renovated:	1950/2006
Sponsor:	Robert P. Weisz			Title Vesting:	Fee
Mortgage Rate(2):	4.695%			Property Manager:	Self-managed
Note Date:	October 8, 2014			3rd Most Recent Occupancy (As of):	86.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	86.0% (12/31/2013)
Maturity Date:	November 5, 2024			Most Recent Occupancy (As of):	86.0% (6/30/2014)
IO Period:	60 months			Current Occupancy (As of):	89.0% (1/20/2015)
Loan Term (Original)(2)(6):	120 months
Seasoning:	5 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type(2)(6):	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(5):	$7,673,288 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(5):	$7,362,881 (12/31/2013)
Call Protection:	L(29),D(88),O(3)			Most Recent NOI (As of)(5):	$7,058,390 (6/30/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Mezzanine

				U/W Revenues(5):	$15,373,428
				U/W Expenses(5):	$6,680,691
Escrows and Reserves(4):				U/W NOI(5):	$8,692,737
				U/W NCF(5):	$8,115,451
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1)(6):	1.40x
Taxes	$455,196	$227,598	NAP	U/W NCF DSCR(1)(6):	1.31x
Insurance	$117,783	Springing	NAP	U/W NOI Debt Yield(1):	8.7%
Replacement Reserve	$0	$8,333	NAP	U/W NCF Debt Yield(1):	8.1%
TI/LC Reserve	$3,000,000	Springing	$1,000,000	As-Is Appraised Value:	$151,000,000
Deferred Maintenance	$100,000	NAP	NAP	As-Is Appraisal Valuation Date:	April 7, 2014
Free Rent Reserve	$40,978	$0	NAP	Cut-off Date LTV Ratio(1):	66.2%
CBL/Path Free Rent	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	60.9%

(1)	The 760 & 800 Westchester Avenue Loan Combination, totaling $100,000,000, is comprised of three pari passu notes (Notes A-1, A-2 and A-3). The controlling Note A-1 had an original principal balance of $35,000,000, has an outstanding principal balance of $35,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2015-NXS1 Trust. The non-controlling Note A-2 had an original principal balance of $33,000,000 and is expected to be securitized in a future trust. The non-controlling note A-3 had an original principal balance of $32,000,000 and was contributed to the COMM 2015-DC1 Trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yield are based on the 760 & 800 Westchester Avenue Loan Combination. See “Description of the Mortgage Pool—Split Loan Structures—The 760 & 800 Westchester Avenue Loan Combination” in the Free Writing Prospectus.The 760 & 800 Westchester Avenue Loan Combination accrues interest at a fixed rate equal to 4.695% through November 5, 2019. From and after December 5, 2019, the mortgage loan accrues interest and amortizes based on a specific interest and amortization schedule provided in Annex A-4 of the Free Writing Prospectus (pursuant to which the interest rate increases over time).
(2)	See “Subordinate and Mezzanine Indebtedness” section. The LTV and DSCR on the loan, including the subordinate debt, is 73.3% and 1.11x, respectively.
(3)	See “Escrows” section.
(4)	See “Cash Flow Analysis” section.
(5)	Based on a non-standard amortization schedule, which commences December 5, 2019, provided in Annex A-4 to the Free Writing Prospectus. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.83x and 1.70x, respectively.

The Mortgage Loan. The mortgage loan (the “760 & 800 Westchester Avenue Loan Mortgage”) is part of a loan combination (the “760 & 780 Westchester Avenue Loan Combination”) that is evidenced by three pari passu promissory notes (the A-1, A-2 and A-3 Notes) secured by a first mortgage encumbering a class A office campus located in Rye Brook, Westchester County, New York, (the “760 & 800 Westchester Avenue Property”). The 760 & 800 Westchester Avenue Loan Combination was originated on October 8, 2014 by Natixis Real Estate Capital LLC. The 760 & 800 Westchester Avenue Loan Combination had an original principal balance of $100,000,000, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and accrues interest at an interest rate of 4.695% per annum. The 760 & 800 Westchester Avenue Loan Combination had an initial term of 120 months, has a remaining term of 115 months as of the Cut-off Date and requires interest-only payments through November 5, 2019. From and after December 5, 2019, the 760 & 800 Westchester Avenue Loan Combination accrues interest and amortizes based on a specific interest and amortization schedule (pursuant to which the interest rate increases over time) provided in Annex A-4 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

760 & 800 WESTCHESTER AVENUE

The controlling Note A-1, which will be contributed to the WFCM 2015-NXS1 Trust, had an original principal balance of $35,000,000 and has an outstanding principal balance as of the Cut-off Date of $35,000,000. The non-controlling Note A-2, which had an original principal balance of $33,000,000, is expected to be contributed to a future trust. The non-controlling Note A-3, which had an original principal balance of $32,000,000, was contributed to the COMM 2015-DC1 Trust. The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease the 760 & 800 Westchester Avenue Loan Combination, in whole or in part, on any date before September 5, 2024. In addition, the 760 & 800 Westchester Avenue Loan Combination is prepayable without penalty on or after September 5, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$100,000,000	90.9%	Loan payoff	$68,191,373	62.0%
Mezzanine loan amount	10,000,000	9.1	Reserves	3,713,957	3.4
			Closing costs	1,015,129	0.9
			Return of equity	37,079,541	33.7
Total Sources	$110,000,000	100.0%	Total Uses	$110,000,000	100.0%

The Property. The 760 & 800 Westchester Avenue Property is a class A office campus situated on a 44.5-acre parcel located in Rye Brook, Westchester County, New York. The 760 & 800 Westchester Avenue Property consists of two office buildings: 760 Westchester Avenue (the “760 Building”) and 800 Westchester Avenue (the “800 Building”). The 760 & 800 Westchester Avenue Property offers amenities that include a four-story atrium with a main lobby on the first floor, a state-of-the-art fitness center, a full-service cafeteria with private dining room, and service retail including a newsstand, ATM machines and a hair salon. In addition, the fifth floor of the 800 Building has auditorium/conference centers which are available to tenants for a fee.

The 800 Building is a seven-story building with five floors of tenant space containing approximately 496,929 rentable square feet over a two-level above-grade parking garage. The 800 Building was originally constructed in 1982 as General Food's worldwide headquarters. The 800 Building layout has a center core with two wings, North & South. The first floor houses the main lobby, the fitness center, mechanical rooms, storage space and an underground passage to the 760 Building. The 3rd, 6th and 7th floors are dedicated to tenant suites. The fourth floor houses the cafeteria with retail amenities and the 5th floor has an auditorium/conference center. The main entrance lobby is located in the center core section. Renovated in 2000, the atrium lobby has a synthetic marble tile floor finish with walls and ceilings of architectural mirror panels in stainless steel frame. The two-level garage provides a total of approximately 1,063 covered parking spaces, resulting in a parking ratio of 1.9 spaces per 1,000 square feet of rentable area.

The 760 Building is a three-story back-office building containing approximately 64,584 square feet of rentable area. The 760 Building was designed with 100% back-up for disaster recovery. The 760 Building is currently occupied by a single medical tenant. Its first floor has lab space and the upper two floors are designed for offices. The main lobby is on the second floor. The lobby has a seating area and a granite counter security desk. The 760 Building has 100% emergency power back-up capability provided by a 500 kW, 277/480-volt Caterpillar V-12 diesel engine generator, located at the lobby level in a dedicated room. Parking is provided at various surface lots totaling approximately 294 spaces.

The sponsor acquired the 760 & 800 Westchester Avenue Property which was then vacant, from Altria Group (successor to General Foods) for $40.0 million in 2004 and spent approximately $70.0 million to renovate, upgrade and convert the 760 & 800 Westchester Avenue Property to a multi-tenant building.

The 760 & 800 Westchester Avenue Property was 89.0% occupied by a diverse mix of 77 tenants, as of January 20, 2015. Other than CBL Path, which leases the entire 760 Building (approximately 11.5% of net rentable area), no single tenant leases more than 7.3% of the net rentable area. The property has averaged approximately 92.5% occupancy since 2006.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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760 & 800 WESTCHESTER AVENUE

The following table presents certain information relating to the tenancy at the 760 & 800 Westchester Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
CBL Path	NR/NR/NR	64,584	11.5%	$28.00	$1,808,352	14.0%	11/30/2016(3)
Guardian Life Insurance	AA+/Aa2/AA+	40,973	7.3%	$28.35	$1,161,454	9.0%	3/31/2022(4)
Broadview Networks, Inc (successor to Bridgecom International)	NR/NR/NR	27,080	4.8%	$24.81	$671,760	5.2%	4/30/2019(5)
WRNN-TV Associates	NR/NR/NR	24,391	4.3%	$21.16	$516,147	4.0%	11/30/2015
Stark Office Suites	NR/NR/NR	21,550	3.8%	$25.75	$554,863	4.3%	3/31/2026
Total Major Tenants		178,578	31.8%	$26.39	$4,712,575	36.4%

Non-Major Tenants		321,207	57.2%	$25.65	$8,237,688	63.6%

Occupied Collateral Total		499,785	89.0%	$25.91	$12,950,264	100.0%

Vacant Space		61,728	11.0%

Collateral Total		561,513	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent increases through December 2015.

(3)	CBL Path has been at the 760 & 800 Westchester Avenue Property since 2005 and has one five-year renewal option.
(4)	Guardian Life Insurance has been at the 760 & 800 Westchester Avenue Property since 2007 and has two five-year renewal options.
(5)	Broadview Networks, Inc. has been at the 760 & 800 Westchester Avenue Property since 2005 and has one five-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the 760 & 800 Westchester Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	4	3,739	0.7%	3,739	0.7%	$97,600	$26.10
2015	12	53,745	9.6%	57,484	10.2%	$954,422	$17.76
2016	19	141,609	25.2%	199,093	35.5%	$3,902,339	$27.56
2017	12	58,396	10.43%	257,489	45.9%	$1,647,305	$28.21
2018	11	32,254	5.7%	289,743	51.6%	$906,456	$28.10
2019	8	58,109	10.3%	347,852	61.9%	$1,507,800	$25.95
2020	10	51,428	9.2%	399,280	71.1%	$1,339,283	$26.04
2021	2	12,311	2.2%	411,591	73.3%	$184,912	$15.02
2022	2	48,065	8.6%	459,656	81.9%	$1,352,938	$28.15
2023	1	2,500	0.4%	462,156	82.3%	$64,863	$25.95
2024	1	16,079	2.9%	478,235	85.2%	$437,483	$27.21
2025	0	0	0.0%	478,235	85.2%	$0	$0.00
Thereafter	2	21,550	3.8%	499,785	89.0%	$554,863	$25.75
Vacant	0	61,728	11.0%	561,513	100.0%	$0	$0.00
Total/Weighted Average	84	561,513	100.0%			$12,950,264	$25.91

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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760 & 800 WESTCHESTER AVENUE

The following table presents historical occupancy percentages at the 760 & 800 Westchester Avenue Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	6/30/2014(1)	1/20/2015(2)

86.0%	86.0%	86.0%	89.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 760 & 800 Westchester Avenue Property:

Cash Flow Analysis

	2012	2013	TTM 6/30/2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$12,571,237	$11,983,298	$11,724,137	$12,950,264(1)	84.2%	$23.06
Grossed Up Vacant Space	0	0	0	1,628,722	10.6%	2.90
Total Reimbursables	2,121,120	2,445,994	2,356,576	2,066,460	13.4%	3.68
Other Income	401,062	349,559	282,679	356,704(2)	2.3%	0.64
Less Vacancy & Credit Loss	0	0	0	(1,628,722)(3)	(10.6%)	(2.90)
Effective Gross Income	$15,093,419	$14,778,851	$14,363,392	$15,373,428	100.0%	$27.38

Total Operating Expenses	$7,420,131	$7,415,970	$7,305,002	$6,680,691	43.5%	$11.90

Net Operating Income	$7,673,288	$7,362,881	$7,058,390	$8,692,737	56.5%	$15.48
Capital Expenditures	0	0	0	100,000	3.1%	0.18
TI/LC	0	0	0	477,286	52.7%	0.85
Net Cash Flow	$7,673,288	$7,362,881	$7,058,390	$8,115,451		$14.45

NOI DSCR	1.24x	1.19x	1.14x	1.40x
NCF DSCR	1.24x	1.19X	1.14x	1.31x
NOI DY	7.7%	7.4%	7.1%	8.7%
NCF DY	7.7%	7.4%	7.1%	8.1%

(1)	U/W Base Rent includes contractual rent steps through December 2015.
(2)	Other Income includes boardroom, conference room and auditorium rental, tenant work orders, HVAC overtime, storage space rents, and generator usage fees reported in the borrower’s operating statements.
(3)	The underwritten economic vacancy is 10.6%. The 760 & 800 Westchester Avenue Property was 89.0% physically occupied as of January 20, 2015.

Appraisal. As of the appraisal valuation date of April 7, 2014, the 760 & 800 Westchester Avenue Property had an “as-is” appraised value of $151,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 17, 2014, there was no evidence of any recognized environmental conditions at the 760 & 800 Westchester Avenue Property.

Market Overview and Competition. The 760 & 800 Westchester Avenue Property is located in Westchester County, New York. Westchester County is located in the southeastern portion of New York State directly north of New York City. Westchester County is part of the New York-White Plains-Wayne metropolitan statistical area, which includes New York City’s surrounding suburban areas in New York, New Jersey and Pennsylvania. Westchester County consists of six cities, including Mount Vernon, Rye, New Rochelle, White Plains (County seat), Peekskill and Yonkers, as well as 16 towns. According to U.S. Census Bureau estimates, Westchester County’s population is approximately 963,600.

The 760 & 800 Westchester Avenue Property is located in eastern-central Westchester County, within the village of Rye Brook near the borders of the city of Rye and the town of Harrison. The Rye Brook area benefits from a network of public transportation systems. The Metro-North New Haven line stops at the Rye station located in the center of the business district at the base of Purchase Street-Route 120, as well as the Port Chester station at the base of Westchester Avenue-Route 120A in the center of the village. Metro-North runs express and local trains from the Rye and Port Chester stations into New York City’s Grand Central Terminal to the south and Greenwich and Stamford to the north. Peak travel time to Manhattan is approximately 40 minutes. Both stations have parking and were recently renovated. Port Chester and Rye are primary commuter hubs for the surrounding neighborhoods as there are a significant number of residents of Purchase, Port Chester, Byram, Rye Brook and Glenville that commute by train to Manhattan.

The 760 & 800 Westchester Avenue Property is located within the Eastern submarket of the Westchester County office market. The Westchester County office market contains approximately 28.9 million square feet of inventory. The central business district totals 6.3 million square feet of office space and the non-central business district contains 22.6 million square feet of space. Since the second quarter of 2012, no office space has been added to the market. The Eastern submarket, containing approximately 6.5 million square feet of office space (22.5% of submarket), is Westchester County’s largest submarket. Within the Eastern submarket are the communities of Harrison, Larchmont, Mamaroneck, Port Chester, Rye, Purchase, Rye Brook, Scarsdale and Hartsdale. According to the appraisal, as of the third quarter of 2014 the Eastern submarket had an overall vacancy of 17.6% with average asking gross rents of $30.80 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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760 & 800 WESTCHESTER AVENUE

The following table presents certain information relating to comparable properties to the 760 & 800 Westchester Avenue Property:

Competitive Set(1)

	760 & 800 Westchester Avenue (Subject)	411 Theodore Fremd Ave.	Bridge Street Properties	Westchester One	Centre at Purchase	Headquarters Building	Corporate Center at Rye
Location	Rye Brook, NY	Rye, NY	Irvington, NY	White Plains, NY	Purchase, NY	Purchase, NY	Rye, NY
Distance from Subject	--	3.7 miles	12.9 miles	4.6 miles	2.3 miles	2.1 miles	3.9 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1950/2006	2012/NAP	1930/2005	1970/2010	1980/2008	1986/2009	1956/1990
Stories	7	3	3	20	4	4	3
Total GLA	561,513 SF	120,000 SF	200,000 SF	900,000 SF	600,000 SF	279,180 SF	170,973 SF
Total Occupancy	89%(2)	NAV	NAV	NAV	NAV	NAV	NAV
Asking Rent	$25.91(2)	$24.50	$26.00	$29.00	$32.00	$30.00	$32.00

(1)	Information obtained from the appraisal.
(2)	Based on underwritten rent roll.

The Borrower. The borrower, 760-800 Owner LLC, is a Delaware limited liability company and single purpose entity structured to be bankruptcy-remote with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 760 & 800 Westchester Avenue Loan Combination. Robert P. Weisz is the guarantor of certain nonrecourse carveouts under the 760 & 800 Westchester Loan Combination.

The Sponsor. The sponsor is Robert P. Weisz. Mr. Weisz founded RWP Group, Inc. (“RWP”) in 1979, and became one of the largest commercial real estate owners and developers in Westchester County, New York and Fairfield County, Connecticut. To date, RWP’s projects total in excess of 3.0 million square feet of office, retail and warehouse space. RWP is currently the largest landlord of medical space in Westchester County, excluding hospitals and rehab centers. Mr. Weisz’s current real estate portfolio comprises seven buildings totaling more than 1.8 million square feet, including the 760 & 800 Westchester Avenue Property.

Escrows. The loan documents provide for upfront reserves in the amount of $455,196 for real estate taxes, $117,783 for insurance, $3,000,000 for tenant improvements and leasing commissions (“TI/LCs”), $100,000 for a required repairs reserve and $40,978 for free rent. The loan documents also provide for ongoing monthly deposits of (i) one-twelfth of the estimated annual real estate taxes, which currently equates to $227,598, into a tax reserve account and (ii) $8,333 for replacement reserves. In addition, if the balance in the TI/LC reserve account, excluding funds deposited therein from any termination fee deposit, is reduced to $500,000 or less, then the borrower is required to deposit on a monthly basis $40,000 into the TI/LC reserve account, subject to a cap of $1,000,000. The borrower is required to deposit 1/12 of the annual insurance premium if (i) an acceptable blanket insurance policy is no longer in place, (ii) the insurance premiums have not been paid at least 10 days prior to the due date, or (iii) the lender holds less than 50% of the insurance premium to obtain the policy in the reserve account.

In addition, at any time during the term, in connection with a renewal or replacement of the CBL Path lease, the borrower will have the option to pay to the lender an amount equal to the sum of the rent which would have otherwise been payable to the borrower under the terms of the renewal or replacement of the CBL Path lease but which has been given to such tenant as a “free rent” period, not to exceed nine months. The lender is required to deposit the CBL Path free rent deposit into a reserve and such funds are required to be held by the lender as additional security for the debt.

Lockbox and Cash Management. The 760 & 800 Westchester Avenue Loan Combination requires a lender-controlled lockbox account, which is already in-place, and requires the borrower direct the tenants to pay their rents directly into such lockbox account. The loan documents also require that the borrower and manager deposit all rents received into the lockbox account within two business days of receipt. Funds deposited into the lockbox account are required to be swept on a daily basis into a lender-controlled deposit account, where the funds are required to be disbursed in accordance with the loan agreement. Upon a Cash Sweep Period (as defined below), excess cash flow will be collected by the lender.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default or (ii) the failure by the borrower to maintain an amortizing debt service coverage ratio of at least 1.10x, at the end of any calendar quarter. A Cash Sweep Period will be cured if for six consecutive months since the commencement of the Cash Flow Sweep Period, with respect to clause (i) above, upon the cure of such event of default and no other event of default has occurred; and with respect to clause (ii) above, upon the amortizing debt service coverage ratio being equal to or greater than 1.15x.

Property Management. The 760 & 800 Westchester Avenue Property is managed by an affiliate of the borrower.

Assumption. The lender will not unreasonably withhold its consent to the sale of the 760 & 800 Westchester Avenue Property in its entirety to a special purpose entity that meets the lender's then current requirements for special purpose entities and provided the borrower satisfies certain other conditions including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and any successor guarantor satisfy the lender’s credit review and underwriting

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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760 & 800 WESTCHESTER AVENUE

standards, taking into consideration transferee experience, financial strength and general business standing; and (iv) the lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, it being acknowledged that the lender may as a condition to approving any proposed transferee require a rating agency confirmation from DBRS, Fitch and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings to the Series 2015-NXS1 Certificates and similar confirmations from each rating agency rating any security backed by any 760 & 800 Westchester Avenue Companion Loans with respect to the ratings of such securities.

Partial Release. The borrower is entitled to obtain a free release of a parcel of undeveloped land from the lien of the security instrument and the other applicable loan documents, provided that the conditions in the loan documents are first or concurrently satisfied in a manner wholly satisfactory to the lender. The release parcel is currently undeveloped land was attributed no value and was not included in the lender’s underwriting.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. A $10.0 million mezzanine loan was funded at closing by Natixis Real Estate Capital LLC and purchased by RMEZZ Westchester Av, LLC thereafter. The mezzanine loan is coterminous with the 760 & 800 Westchester Avenue Loan Combination and accrues interest at a rate of 11.110% per annum.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the 760 & 800 Westchester Avenue Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

No. 8 – Best Western Premier Herald Square

Loan Information	Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance(1):	$30,062,270	Specific Property Type:	Limited Service
Cut-off Date Principal Balance(1):	$29,722,830	Location:	New York, NY
% of Initial Pool Balance:	[3.1]%	Size:	94 rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$316,200
Borrower Name:	48 West 36th Street Property Owner LLC	Year Built/Renovated:	2013/NAP
Sponsors:	Chandrakant B. Patel	Title Vesting:	Fee
Mortgage Rate:	4.860%	Property Manager:	Self-managed
Note Date:	May 15, 2014	3rd Most Recent Occupancy(4):	NAP
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy(4):	NAV
Maturity Date:	June 5, 2024	Most Recent Occupancy (As of)(4):	NAV
IO Period:	None	Current Occupancy (As of):	98.3% (12/31/2014)
Loan Term (Original):	120 months
Seasoning:	10 months	Underwriting and Financial Information:
Amortization Term (Original)(2):	359 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI(4):	NAP
Interest Accrual Method:	Actual/360	2nd Most Recent NOI(4):	NAV
Call Protection:	L(34),D(83),O(3)	Most Recent NOI (As of)(5):	$4,043,818 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
U/W Revenues(5):	$7,950,710
U/W Expenses(5):	$4,281,077
U/W NOI(5):	$3,669,633
U/W NCF(5):	$3,351,604
U/W NOI DSCR:	1.92x
Escrows and Reserves(3)	U/W NCF DSCR:	1.76x
U/W NOI Debt Yield:	12.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.3%
Taxes	$0	$92,465	NAP	As-Is Appraised Value(6):	$46,800,000
Insurance	$16,796	$8,398	NAP	As-Is Appraisal Valuation Date(6):	November 5, 2014
FF&E Reserve	$0	(3)	NAP	Cut-off Date LTV Ratio(6):	63.5%
PIP Reserve	$25,707	$0	NAP	LTV Ratio at Maturity or ARD(6):	52.5%

(1)	Natixis Real Estate Capital LLC initially funded $27.0 million to the borrower in May 2014 with a one-time option to upsize the Best Western Premier Herald Square Mortgage Loan. In December 2014, Natixis funded an additional $3,062,270, bringing the total funded amount to $30,062,270. Net of amortization on the initial loan amount, the Best Western Premier Herald Square Mortgage Loan balance was $29,871,517 at the time of the upsizing. There is no further future funding option remaining for the Best Western Premier Herald Square Mortgage Loan.
(2)	The Best Western Premier Herald Square Mortgage Loan has a special amortization schedule.
(3)	See “Escrows” section.
(4)	The Best Western Premier Herald Square Property opened in June 2013.
(5)	See “Cash Flow Analysis” section.
(6)	The Stabilized Appraised Value is $49,800,000 as of December 1, 2016, which results in a Cut-off date LTV Ratio and LTV Ratio at maturity or ARD of 59.7% and 49.4% respectively.

The Mortgage Loan. The mortgage loan (the "Best Western Premier Herald Square Mortgage Loan") is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a limited service hotel located in New York, New York (the "Best Western Premier Herald Square Property”). The Best Western Premier Herald Square Mortgage Loan was originated on May 15, 2014 by Natixis Real Estate Capital LLC. The Best Western Premier Herald Square Mortgage Loan had an original principal balance of $30,062,270, has an outstanding principal balance as of the Cut-off Date of $29,722,830 and accrues interest at an interest rate of 4.860% per annum. The Best Western Premier Herald Square Mortgage Loan had an initial term of 120 months, has a remaining term of 110 months as of the Cut-off Date and requires payments of principal and interest based on a special amortization schedule. The Best Western Premier Herald Square Mortgage Loan matures on June 5, 2024.

Following the lockout period, the borrower has the right to defease the Best Western Premier Herald Square Mortgage Loan in whole or in part, on any date before April 5, 2024. In addition, the Best Western Premier Herald Square Mortgage Loan is prepayable without penalty on or after April 5, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

BEST WESTERN PREMIER HERALD SQUARE

Sources and Uses

Sources			Uses
Original loan amount	$30,062,270	100.0%	Loan payoff	$10,932,902	36.4%
			Closing costs	1,764,974	5.9
			Reserves	42,503	0.1
			Return of equity	17,321,891	57.6
Total Sources	$30,062,270	100.0%	Total Uses	$30,062,270	100.0%

The Property. The Best Western Premier Herald Square Property is a newly constructed AAA Three Diamond, 17-story limited-service lodging facility comprised of 94 rooms. The borrower acquired the subject site in June 2008 for $10.1 million. At the time of the original site acquisition, it was improved with a four-story office loft building. Since then, the borrower bought out the remaining tenants, demolished the existing structure and completed the construction of the Best Western Premier Herald Square Property in April 2013 by spending an additional $15.25 million ($162,234 per room) in hard and soft costs. The Best Western Premier Herald Square Property comprises 94 guestrooms, including 43 king guestrooms, 42 double/double guestrooms, 5 queen guestrooms and 4 executive king guestrooms. Amenities at the Best Western Premier Herald Square Property include a flat-panel television, desk/workstation, telephone with voicemail, in-room safe, coffee / tea maker, iron and ironing board, as well as high-speed internet access. The Best Western Premier Herald Square Property operates as a Best Western Premier under a membership agreement with Best Western International, Inc.. The existing franchise agreement expires in November 2017 and is renewed on an annual basis thereafter, as is standard for Best Western International, Inc. membership agreements.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Best Western Premier Herald Square Property:

Cash Flow Analysis

	TTM 9/30/2014	2014	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	98.2%	98.3%	90.0%
ADR	$226.02	$232.56	$253.93
RevPAR	$221.84	$228.54	$228.54

Total Revenue	$7,712,767	$7,950,710	$7,950,710	100.0%	$84,582
Total Department Expenses	2,005,943	1,894,156	1,894,156	23.8	$20,151
Gross Operating Profit	$5,706,825	$6,056,554	$6,056,554	76.2%	$64,431

Total Undistributed Expenses	810,212	846,044	1,220,230	15.3%	$12,981
Profit Before Fixed Charges	$4,896,613	$5,210,510	$4,836,325	60.8%	$51,450

Total Fixed Charges	1,037,297	1,166,692	1,166,692	14.7%	$12,412

Net Operating Income	$3,859,316	$4,043,818	$3,669,633	46.2%	$39,039
FF&E	0	0	318,028	4.0%	$3,383
Net Cash Flow	$3,859,316	$4,043,818	$3,351,604	42.2%	$35,655

NOI DSCR	2.02x	2.12x	1.92x
NCF DSCR	2.02x	2.12x	1.76x
NOI DY	13.0%	13.6%	12.3%
NCF DY	13.0%	13.6%	11.3%

Appraisal. As of the appraisal valuation date of November 5, 2014, the Best Western Premier Herald Square Property had an “as-is” appraised value of $46,800,000 and an “as stabilized” value of $49,800,000, as of December 1, 2016.

Environmental Matters. According to the Phase I environmental site assessment dated April 4, 2014, there was no evidence of any recognized environmental conditions at the Best Western Premier Herald Square Property.

Market Overview and Competition. The Best Western Premier Herald Square Property is located on 36th Street in the Herald Square neighborhood of Manhattan. The Best Western Premier Herald Square Property has access to a number of public transportation stations. The 34th Street-Herald Square MTA Subway station is located at the intersection of West 34th Street and the Avenue of the Americas within short walking distance from the Best Western Premier Herald Square Property. The 34th Street-Herald Square MTA Subway station is serviced by seven lines (B, D, F, M, N, Q and R) in addition to PATH trains, which connect Midtown Manhattan with Hoboken, Jersey City and Newark, New Jersey. Furthermore, the Best Western Premier Herald Square Property is situated near Manhattan’s two primary commuter transportation hubs: Penn Station and Grand Central Terminal. Penn Station, located at the intersection of West 33rd Street and 7th Avenue, handles all Amtrak service for the city and houses the Long Island Rail Road, New Jersey Transit, and a number of MTA Subway lines. Grand Central Terminal, located at the intersection of East 42nd Street and Park Avenue, houses Metro-North Railroad and the 4, 5, 6, 7 and S lines of MTA Subway. In addition, the Port Authority Bus Terminal is located at the intersection of West 42nd Street and 8th Avenue. The Port Authority Bus Terminal serves as a terminus and departure point for both commuter bus routes to suburban New Jersey and long-distance intercity bus routes.

The Best Western Premier Herald Square Property is located in the center of Midtown Manhattan, which appeals to both leisure and business travelers for convenient access to Midtown Manhattan’s major tourist attractions and employment centers. Some of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

BEST WESTERN PREMIER HERALD SQUARE

major tourist attractions near the Best Western Premier Herald Square Property include the Empire State Building (at 34th Street and Fifth Avenue), Herald Square/34th Street shopping area (home of Macy’s Department Store), Times Square and the Broadway Theatre district (7th Avenue and Broadway above 42nd Street), Bryant Park and New York Public Library (at 42nd Street and Fifth Avenue), Madison Square Garden and The Garden Theater (at 33rd Street and 8th Avenue), Fifth Avenue shopping area (Fifth Avenue above 42nd Street), and Jacob K. Javits Convention Center (34th Street and 11th Avenue). The property is accessible either by foot, a short subway ride or a taxi ride to Midtown office submarkets such as Columbus Circle, Grand Central, Penn Plaza/Garment District, Plaza District and Times Square, which contains a cumulative total of approximately 280 million square feet of office space. The Empire State Building observation deck is one of the area’s major tourist attractions, in itself contains approximately 2.8 million square feet of office and retail space. Avenue of the Americas between 42nd and 59th Streets, known as New York’s “Corporate Row,” is one of the major office corridors of Midtown Manhattan and is home to many national and international corporations.

The following table presents certain information relating to the Best Western Premier Herald Square Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)(2)

	Competitive Set			Best Western Premier Herald Square			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
1/30/2015 TTM	94.6%	$235.94	$223.21	98.3%	$213.32	$209.66	103.9%	90.4%	93.9%
1/30/2014 TTM	94.5%	$236.92	$223.90	93.5%(3)	$202.62(3)	$189.53(3)	99.0%	85.5%	84.6%
1/30/2013 TTM	95.2%	$233.52	$222.35	NAV	NAV	NAV	NAV	NAV	NAV

(1)	Information obtained from a third party hospitality report dated February 17, 2015. The competitive set includes the following hotels: Hotel 35, Hampton Inn Manhattan 35th Street Empire State Building, Hilton Garden Inn New York West 35th Street, Fairfield Inn & Suites New York Manhattan Fifth Avenue and Holiday Inn Express New York City Herald Square 36th Street.
(2)	The ADR and RevPAR figures from the STR Report exclude revenue from rewards points at Best Western Premier Herald Square. For the T12 period ending January 2015, revenue from rewards points totaled $575,092.23, which equates to $16.76 per available room night. For the period from August 2013 through January 2014, revenue from rewards points totaled $122,538.71, or $7.08 per available room night for that time period
(3)	The hotel opened in June 2013.

The Borrower. The borrower is 48 West 36th Street Property Owner, LLC a single purpose Delaware limited liability company with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Best Western Premier Herald Square Mortgage Loan. Chandrakant B. Patel is the guarantor of certain nonrecourse carveouts under the Best Western Premier Herald Square Mortgage Loan.

The Sponsor. The sponsor is Chandrakant B. Patel. Mr. Patel is the founding Chairman, Chief Executive Officer and President of State Bank of Texas, a local bank chartered in the state of Texas specializing in hospitality lending and headquartered in Dallas, Texas. Mr. Patel is also an owner and operator of six hotel assets in Texas and New York.

Escrows. The loan documents provide upfront reserves of, $16,796 for insurance and $25,707 for the upfront Property Improvement Plan reserve. The loan documents require monthly deposits of one-twelfth of the estimated annual real estate taxes, which currently equates to $92,465, one-twelfth of the estimated annual insurance premium, which currently equates to $8,398, and one-twelfth of 4.0% of gross revenue for the prior calendar year to the FF&E reserve.

Lockbox and Cash Management. The Best Western Premier Herald Square Mortgage Loan is structured with a lender-controlled hard lockbox and springing cash management. The Best Western Premier Herald Square Mortgage Loan requires all rents to be transmitted directly into the clearing account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon any of the following: (i) an event of default, (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.15x or (iii) the occurrence of a Franchise Cash Trap Event (as defined below). A Cash Management Period will end with respect to clause (i) above upon the cure of such event of default; with respect to clause (ii) when the debt service coverage ratio is at least equal to 1.20x for six consecutive months; or with respect to clause (iii) above, upon a Franchise Cash Trap Event Cure (as defined below).

A “Franchise Cash Trap Event” means (i) the termination of the borrower’s membership under the membership agreement by either the borrower or membership corporation for any reason, prior to the expiration date of the membership agreement and without the lender’s prior written consent; (ii) the expiration of the term of the membership agreement prior to the stated loan maturity date; (iii) the failure of the borrower to provide the lender with written evidence of the borrower’s submission of an application for membership renewal, along with all ancillary information accompanying such application and evidence of payment of annual dues for membership continuation under the membership agreement on or prior to September 15th of each calendar year; or (iv) the borrower’s receipt of any notice of the threatened cancellation of the membership of the Best Western Premier Herald Square Property under the membership agreement.

A “Franchise Cash Trap Event Cure” means with respect to a Cash Management Period commencing and in existence as a result of a Franchise Cash Trap Event only, (A) no event of default has occurred and is continuing, (B) no other event that would trigger another Cash Management Period has occurred and is continuing, (C) such Franchise Cash Trap Event has been satisfied or cured to the lender’s reasonable satisfaction or the borrower has delivered to the lender a replacement franchise agreement and comfort letter from a qualified franchisor, and (D) any property improvement plan required pursuant to or in connection with the membership agreement or replacement franchise agreement has been completed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

BEST WESTERN PREMIER HERALD SQUARE

Property Management. The Best Western Premier Herald Square Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Best Western Premier Herald Square Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, it being acknowledged that the lender may as a condition to approving any proposed transferee require a rating comfort letter from DBRS, Fitch and Moody’s which confirms that such assumption will not result in any qualification, withdrawal, or downgrade of the respective ratings assigned to the Series 2015-NXS1 securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Best Western Premier Herald Square Property. The loan documents also require business interruption insurance covering no less than the 18-month period from the date that the property is damaged.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

No. 9 – 45 Waterview Boulevard

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$26,800,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$26,800,000			Location:	Parsippany, NJ
% of Initial Pool Balance:	[2.8]%			Size:	106,680 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$251.22
Borrower Name:	Able NJ DSM, LLC			Year Built/Renovated:	1997/2010
Sponsor(1):	Hyundai Able Investment REIT			Title Vesting:	Fee
Mortgage Rate:	3.630%			Property Manager:	Self-managed
Note Date:	October 15, 2014			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	November 5, 2019			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	August 31, 2027			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	100.0% (4/1/2015)
Loan Term (Original):	60 months
Seasoning:	5 months			Underwriting and Financial Information:
Amortization Term (Original):	0 months
Loan Amortization Type:	Interest-only, ARD			3rd Most Recent NOI(3):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,141,601 (12/31/2012)
Call Protection:	GRTR 1% or YM(29),GRTR 1% or YM or D(27),O(4)			Most Recent NOI (As of):	$2,155,754 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,793,698
				U/W Expenses:	$462,508
				U/W NOI:	$2,331,190
				U/W NCF:	$2,315,188
Escrows and Reserves(2):				U/W NOI DSCR:	2.36x
				U/W NCF DSCR:	2.34x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.7%
Taxes	$29,641	$29,641	NAP	U/W NCF Debt Yield:	8.6%
Insurance	$5,141	$2,571	NAP	As-Is Appraised Value:	$40,000,000
Replacement Reserve	$0	$445	NAP	As-Is Appraisal Valuation Date:	September 1, 2014
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	67.0%
Deferred Maintenance	$3,750	$0	NAP	LTV Ratio at Maturity or ARD:	67.0%

(1)	Hyundai Able Investment RET also serves as a sponsor for the Patriots Park Mortgage Loan, which is also securitized in the WFCM 2015-NXS1 Trust.
(2)	See “Escrows” section.
(3)	Historical financials prior to 2012 are not available as the sponsor recently acquired the 45 Waterview Boulebard Property and these were not provided by the previous owner.

The Mortgage Loan. The mortgage loan (the “45 Waterview Boulevard Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a class A four-story office building totaling 106,680 rentable square feet located in Parsippany, New Jersey (the “45 Waterview Boulevard Property”). The 45 Waterview Boulevard Mortgage Loan was originated on October 15, 2014 by Natixis Real Estate Capital LLC. The 45 Waterview Boulevard Mortgage Loan had an original principal balance of $26,800,000, has an outstanding principal balance as of the Cut-off Date of $26,800,000 and accrues interest at an interest rate of 3.630% per annum. The 45 Waterview Boulevard Mortgage Loan had an initial term of 60 months, has a remaining term of 55 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”). The ARD is November 5, 2019 and the final maturity date is August 31, 2027. In the event that the 45 Waterview Boulevard Mortgage Loan is not repaid in full by the ARD, the interest rate will equal the sum of (a) 3.500% and (b) 2.500% plus the amount (if any) by which the five-year treasury rate exceeds 3.000%. The borrower’s failure to repay the 45 Waterview Boulevard Mortgage in full at least one month prior to the ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance of the 45 Waterview Boulevard Mortgage Loan.

The borrower has the option to prepay the 45 Waterview Boulevard Mortgage Loan in full without a yield maintenance premium on August 5, 2019 or any payment date thereafter prior to August 31, 2027. The borrower has the option to prepay in full or in part at any time together with payment of the greater of (i) 1.0% of the principal balance being repaid, and (ii) a yield maintenance premium. The borrower has the option to defease the full amount of the outstanding principal balance or a portion thereof on any Payment Date after April 5, 2017 and prior to August 5, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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45 WATERVIEW BOULEVARD

Sources and Uses

Sources			Uses
Original loan amount	$26,800,000	66.1%	Purchase Price	$40,000,000	98.6%
Sponsor’s new cash contribution	13,765,844	33.9	Reserves	38,533	0.1
			Closing costs	527,311	1.3
Total Sources	$40,565,844	100.0%	Total Uses	$40,565,844	100.0%

The Property. The 45 Waterview Boulevard Property is a class A four-story office building totaling 106,680 rentable square feet located in Parsippany, New Jersey. The 45 Waterview Boulevard Property was built in 1997 and most recently renovated in 2010. The 45 Waterview Boulevard Property is located at the intersection of Interstates 80 and 287 and is designed with a center core and two pentagonal pods at each side of the core. The 45 Waterview Boulevard Property is a single tenant office building that serves as the North American headquarters for DSM Nutritional Products, LLC (“DSM”), and the lease is guaranteed by Koninklijke DSM, N.C. (“Royal DSM”). Royal DSM is rated A-/A3/A by Fitch/Moody’s/S&P. Royal DSM has invested approximately $7.0 million, into the 45 Waterview Boulevard Property, including laboratories and R&D facilities highlighted by product testing rooms and a stability room. The 45 Waterview Boulevard Property has been 100.0% leased since 1996, originally to Hoffman-LaRoche; the lease was later assumed by DSM and amended in 2005 and again in2009. DSM’s lease contains two remaining five-year renewal options and no termination rights. As of April 5, 2015, the 45 Waterview Boulevard Property was 100.0% occupied by DSM.

The 45 Waterview Boulevard Property features views of an adjacent seven-acre pond, walking trails and outdoor picnic areas. Amenities inside the building include marble flooring in the center core and high ceilings. Additionally, there are on-site employee amenities such as a fitness center with locker rooms, a corporate kitchen and cafeteria, a private kitchen and dining area for corporate events, two board rooms capable of audio-video conferencing, and a multi-purpose room with video-conferencing and four flat screen televisions.

The following table presents certain information relating to the tenancy at the 45 Waterview Boulevard Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
DSM Nutritional Products	A-/A3/A	106,680	100.0%	$22.66	$2,417,593	100.0%	8/31/2027
Total Occupied Collateral		106,680	100.0%	$22.66	$2,417,593	100.0%

Vacant Space		0	0.0%

Collateral Total		106,680	100.0%

(1)	The U/W Base Rent includes contractual rent averaging through November 5, 2019. The current in-place rent is $21.20 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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45 WATERVIEW BOULEVARD

The following table presents certain information relating to the lease rollover schedule at the 45 Waterview Boulevard Property:

Lease Expiration Schedule

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	106,680	100.0%	106,680	100.0%	$2,417,593	$22.66
Vacant	0	0	0.0%	106,680	100.0%	$0	$0.00
Total/Weighted Average	1	106,680	100.0%			$2,417,593	$22.66

The following table presents historical occupancy percentages at the 45 Waterview Boulevard Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	4/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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45 WATERVIEW BOULEVARD

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 45 Waterview Boulevard Property:

Cash Flow Analysis(1)

	2012	2013	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,141,601	$2,194,941	$2,417,593(2)	86.5%	$22.66
Grossed Up Vacant Space	0	0	0	0.0%	0.00
Total Reimbursables	340,868	346,693	462,508	16.6%	4.34
Other Income	0	0	0	0.0%	0.00
Less Vacancy & Credit Loss	0	0	(86,403)(3)	3.1%	(0.81)
Effective Gross Income	$2,482,469	$2,541,634	$2,793,698	100.0%	$26.19

Total Operating Expenses	$340,868	$385,880	$462,508	16.6%	$4.34

Net Operating Income	$2,141,601	$2,155,754	$2,331,190	83.4%	$21.85

TI/LC	0	0	0	0.0%	0.00
Capital Expenditures	0	0	16,002	0.6%	0.15
Net Cash Flow	$2,141,601	$2,155,754	$2,315,188	82.9%	$21.70

NOI DSCR	2.17x	2.19x	2.36x
NCF DSCR	2.17x	2.19x	2.35x
NOI DY	8.0%	8.0%	8.7%
NCF DY	8.0%	8.0%	8.6%

(1)	Historical financials prior to 2012 are not available as the sponsor recently acquired the 45 Waterview Boulevard Property and these were not provided by the previous owner.

(2)	The U/W Base Rent includes contractual rent averaging through November 5, 2019. The current in place rent is $21.20 per square foot.

(3)	The underwritten economic vacancy is 3.0%. The 45 Waterview Boulevard Property was 100.0% physically occupied as of April 1, 2015.

Appraisal. As of the appraisal valuation date of September 1, 2014, the 45 Waterview Boulevard Property had an “as-is” appraised value of $40,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated September 15, 2014, there was minor staining observed on the concrete pad below the exterior emergency generator at the 45 Waterview Boulevard Property, as well as on soils immediately adjacent to the pad, which were considered recognized environmental conditions. The assessment noted that the staining likely occurred during the re-fueling of the aboveground storage tank within the base of the generator unit and appears to be limited to the concrete pad and surface or near-surface soils in the immediate vicinity of the generator unit. Based on the limited visual extent of the staining, the assessment concluded the cost to correct this issue is not expected to exceed $3,000. At closing the borrower deposited $3,750 in the deferred maintenance reserve for the aforementioned staining.

Market Overview and Competition. The 45 Waterview Boulevard Property is located in the Parsippany-Troy Hills township of Morris County, New Jersey and is situated 1.2 miles from the crossroads of Interstate 80 and Interstate 287. The Morris County submarket has drawn companies due to its location, proximity to highways and airports and access to a diverse employment base. The result has created one of the largest concentrations of major companies in the country. Morris County has become one of the most affluent regions in the state of New Jersey and ranks as the ninth wealthiest county in the United States according to the appraisal. Pharmaceutical companies have specifically benefited from the quality of the work force and the region’s tenancy includes companies from all over the world.

Parsippany contains approximately 13.9 million square feet of office inventory, including several of the state’s premier class A office buildings that have achieved the highest rents in New Jersey. Based on quality of employment options and quality of life, Parsippany/Troy Hills was voted the 16th best Small City to Live In by a nationally recognized news publication in 2012.

The 45 Waterview Boulevard Property is located within the planned office district along Route 46 called the Waterview Corporate Center. The center is home to over 1,000,000 square feet of premier class A office space. The vacancy in the center is 3.8%. The appraiser assumed a market rent conclusion of $22.00 per square foot, triple-net.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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45 WATERVIEW BOULEVARD

The following table presents certain information relating to comparable properties to the 45 Waterview Boulevard Property within the planned office district.

Competitive Set(1)

	45 Waterview Boulevard (Subject)	10 Waterview Boulevard	11 Waterview Boulevard	15 Waterview Boulevard	20 Waterview Boulevard	35 Waterview Boulevard
Location	Parsippany, NJ	Parsippany, NJ	Parsippany, NJ	Parsippany, NJ	Parsippany, NJ	Parsippany, NJ
Distance from Subject	--	0.3 miles	0.5 miles	0.5 miles	0.2 miles	0.3 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1997/2010	1984/2009	2001/NAP	1999/NAP	1988/NAP	1990/NAP
Total GLA	106,680 SF	211,879 SF	122,684 SF	129,884 SF	235,000 SF	172,498 SF
Total Occupancy	100.0%	94.4%	100.0%	100.0%	93.7%	93.8%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Able NJ DSM, LLC, a Delaware limited liability company and single purpose entity owned by Able NJ DSM Investment REIT. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 45 Waterview Boulevard Mortgage Loan. Hyundai Able Investment REIT is the guarantor of certain nonrecourse carveouts under the 45 Waterview Boulevard Mortgage Loan.

The Sponsor. The sponsor is Hyundai Able Investment REIT, which is more than 99.0% owned by and 100.0% controlled by Hyundai Securities Co, Ltd (“HSC”). HSC is a publicly traded company listed on the South Korean stock exchange. HSC is a leading South Korea-based financial company engaged in the securities and investment banking sector. As of 2013, Hyundai Securities Co. Ltd. reported net worth in excess of $2.9 billion and liquidity of approximately $1.6 billion.

Escrows. The loan documents provide for upfront reserves in the amount of $29,641 for taxes, $5,141 for insurance and $3,750 for deferred maintenance related to issues identified by the Phase I report. The loan documents require ongoing monthly deposits of one-twelfth of the estimated annual real estate taxes, which currently equates to $29,641, one-twelfth of the annual insurance premiums, which currently equates to $2,571 and $445 for replacement reserves. The loan documents require the borrower to transfer into the TI/LC reserve all payments received in connection with the early termination or cancellation of any leases. In addition, in the event of a Lease Sweep Event (as defined in the “Lockbox and Cash Management” section) all excess cash flow will be deposited into the TI/LC reserve.

Lockbox and Cash Management. The 45 Waterview Boulevard Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and requires the borrower to direct the tenant to deposit all rents directly into such lockbox account. The loan documents also require that all rent received by the borrower or manager is to be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon any of the following conditions: (i) an event of default, (ii) the failure by the borrower to maintain a debt service coverage ratio of at least 1.20x at the end of any calendar quarter, (iii) the occurrence of a Lease Sweep Event (as defined below) or (iv) the failure of the borrower to repay the loan at least one month prior to the ARD. A Cash Management Period will end, with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.25x for six consecutive months since the commencement of the Cash Management Period; with respect to clause (iii) above, upon a Lease Sweep Termination Event (as defined below). A Cash Management Period triggered by the ARD will not expire until the 45 Waterview Boulevard Mortgage Loan is repaid in full.

A “Lease Sweep Event” is the occurrence of any of the following events: (i) the DSM lease is surrendered, canceled or terminated prior to its then current expiration date, (ii) the occurrence of a default under the DSM lease, (iii) the occurrence of a DSM insolvency proceeding, (iv) DSM gives notice of its intention to terminate the DSM lease or the notice period for DSM to renew its lease has lapsed without DSM renewing the DSM lease or (v) DSM is no longer conducting business and occupying a material portion of the space.

A “Lease Sweep Termination Event” is the occurrence of any of the following events: (i) all of the spaces demised under the DSM lease have been fully-leased pursuant to one or more new leases; all leasing commissions and tenant improvements have been paid prior to commencement of such new leases, and the tenants under such new leases have taken occupancy of the demised premises and commenced paying full unabated rent and have delivered a clean estoppel; (ii) with respect to a Lease Sweep Event triggered by a DSM insolvency proceeding, DSM affirming its lease or (iii) with respect to the first Lease Sweep Event triggered by the occurrence of a default under the DSM lease, the cure of such default.

Property Management. The 45 Waterview Boulevard is managed by the tenant.

Assumption. The borrower has the right to transfer the 45 Waterview Boulevard Property provided that certain conditions are satisfied, including (i) no default or event of default is then continuing; (ii) the lender will have the right to approve or disapprove the proposed buyer in its reasonable discretion and the lender may require a rating agency comfort letter from DBRS, Fitch and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

45 WATERVIEW BOULEVARD

Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to any class of the Series 2015-NXS1 Certificates; (iii) the buyer assumes all of the obligations of the borrower and (iv) the borrower and the buyer execute and cause to be filed new financing statements or financing statement amendments; and (v) the borrower reimburses lender for all expenses of such sale and pays an assumption fee equal to 0.25% of the then-outstanding principal balance of the 45 Waterview Boulevard Mortgage Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 45 Waterview Boulevard Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

No. 10 – Hotel Valencia

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$26,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$26,000,000			Location:	San Antonio, TX
% of Initial Pool Balance:	[2.7]%			Size:	213 rooms
Loan Purpose:	Refinance			Balance Per Room:	$122,066
Borrower Name:	Hotel Valencia San Antonio Riverwalk, L.P.			Year Built/Renovated:	2003/NAP
Sponsor:	Doyle A. Graham, Jr.			Title Vesting:	Leasehold
Mortgage Rate:	4.170%			Property Manager:	Self-managed
Note Date:	March 20, 2015			3rd Most Recent Occupancy(As of):	76.4% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(As of):	78.6% (12/31/2013)
Maturity Date:	April 5, 2025			Most Recent Occupancy(As of):	77.1% (9/30/2014)
IO Period:	60 months			Current Occupancy(As of):	77.9% (2/28/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest Only, Amortizing Balloon			3rd Most Recent NOI(As of):	$1,804,009 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(As of):	$2,331,746 (12/31/2013)
Call Protection:	L(24),GRTR 1% or YM or D(92),O(4)			Most Recent NOI(As of):	$3,052,670 (9/30/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues(3):	$13,609,834
				U/W Expenses:	$10,436,607
				U/W NOI(3):	$3,173,227
				U/W NCF(3):	$2,628,834
Escrows and Reserves(2)				U/W NOI DSCR:	2.09x
				U/W NCF DSCR:	1.73x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.2%
Taxes	$134,909	$67,455	NAP	U/W NCF Debt Yield:	10.1%
Insurance	$9,644	$9,644	NAP	As-Is Appraised Value:	$38,900,000
FF&E Reserve	$0	(1)	NAP	As-Is Appraisal Valuation Date:	November 14, 2014
Debt Service Reserve	$180,700	Springing	(1)	Cut-off Date LTV Ratio:	66.8%
Ground Lease Reserve	$101,123	Springing	NAP	LTV Ratio at Maturity or ARD:	60.8%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the "Hotel Valencia Mortgage Loan") is evidenced by a single promissory note that is secured by a first mortgage encumbering the leasehold interest in a full service hotel located in San Antonio, Texas (the "Hotel Valencia Property”). The Hotel Valencia Mortgage Loan was originated on March 20, 2015 by Natixis Real Estate Capital LLC. The Hotel Valencia Mortgage Loan had an original principal balance of $26,000,000, has an outstanding principal balance as of the Cut-off Date of $26,000,000 and accrues interest at an interest rate of 4.170% per annum. The Hotel Valencia Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Hotel Valencia Mortgage Loan matures on April 5, 2025.

Following the lockout period, the borrower has the option to pay the greater of a yield maintenance premium or 1.0% of the unpaid principal balance of the Hotel Valencia Mortgage Loan, in whole or in part, on any date before January 5, 2025. In addition, the Hotel Valencia Mortgage Loan is prepayable without penalty on or after January 5, 2025. Following the lockout period, the borrower has the right to defease the Hotel Valencia Mortgage Loan, in whole or in part, on any date before January 5, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

HOTEL VALENCIA

Sources and Uses

Sources			Uses
Original loan amount	$26,000,000	100.0%	Loan payoff	$17,720,557	68.2%
			Defeasance costs	521,828	2.0
			Closing costs	632,447	2.4
			Upfront reserve	426,376	1.6
			Return of equity	6,698,792	25.8
Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

The Property. The Hotel Valencia Property is a twelve-story, 213-room full-service hotel that opened in 2003. The Hotel Valencia Property features old world Spanish Colonial style architecture on the exterior while featuring modern design and amenities on the interior. The exterior is designed as classic Southwestern, fitting in with the theme of the River Walk while the interior features an upscale, contemporary design. The Hotel Valencia Property includes standard and suite-style guestroom configurations. The Hotel Valencia Property offers eight meeting rooms (totaling 7,481 square feet) located primarily on the ground and lobby levels. Additionally, the Hotel Valencia features Citrus Restaurant and Vbar, which are located on the east side of the lobby level. Other facilities and amenities at the Hotel Valencia Property include the Rooftop Café, Ostra restaurant, an outdoor rooftop pool and whirlpool, fitness center, and 17,000-square-foot spa. The Hotel Valencia property operates without a franchise agreement.

The Hotel Valencia Property was developed in 2003 for a total cost of $24.7 million and has undergone $4.9 million in subsequent renovations and upgrades. Approximately $2.8 million has been invested in the property since 2010.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Hotel Valencia Property:

Cash Flow Analysis

	2012	2013	TTM 9/30/2014	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	76.4%	78.6%	77.1%	77.1%
ADR	$152.68	$161.48	$170.64	$170.64
RevPAR	$116.64	$126.97	$131.58	$131.58

Total Revenue	$12,491,032	$13,511,104	$13,609,834	$13,609,834	100.0%	$63,896
Total Department Expenses	5,222,044	5,621,277	5,222,691	5,222,691	38.4	24,520
Gross Operating Profit	$7,268,988	$7,889,827	$8,387,143	$8,387,143	61.6%	$39,376

Total Undistributed Expenses	3,737,540	3,894,386	3,602,206	3,464,657	25.5	16,266
Profit Before Fixed Charges	$3,531,448	$3,995,441	$4,784,937	$4,922,486	36.2%	$23,110

Total Fixed Charges	1,727,439	1,663,695	1,732,267	1,749,259	12.9	8,212

Net Operating Income	$1,804,009	$2,331,746	$3,052,670	$3,173,227	23.3%	$14,898
FF&E	0	0	0	544,393	4.0	2,556
Net Cash Flow	$1,804,009	$2,331,746	$3,052,670	$2,628,834	19.3%	$12,342

NOI DSCR	1.19x	1.53x	2.01x	2.09x
NCF DSCR	1.19x	1.53x	2.01x	1.73x
NOI DY	6.9%	9.0%	11.7%	12.2%
NCF DY	6.9%	9.0%	11.7%	10.1%

Appraisal. As of the appraisal valuation date of November 14, 2014, the Hotel Valencia Property had an “as-is” appraised value of $38,900,000.

Environmental Matters. According to the Phase I environmental site assessment dated December 1, 2014, there was no evidence of any recognized environmental conditions at the Hotel Valencia Property.

Market Overview and Competition. The Hotel Valencia Property is located in downtown San Antonio. San Antonio has historically enjoyed a stable economy because of a diverse industry base, including energy, government/military, health care, technology and tourism and is currently experiencing a period of economic strength and expansion. With the 2009 expansion of the San Antonio River Walk, the 2008 completion of the convention headquarters hotel, and the ongoing expansion of the convention center, San Antonio's position as a tier-one convention market and as a major tourist destination is expected to continue to improve according to the appraisal. The Hotel Valencia Property is located in downtown San Antonio at the intersection of Houston Street and Mary Street with direct access to the River Walk. The River Walk is a public park which winds along the San Antonio River for approximately 15 miles, five miles of which meander through the heart of downtown San Antonio. The River Walk connects to the city’s entertainment and leisure venues, museums, and historic areas. Other primary attractions in the Hotel Valencia Property’s area include the 18th-century Spanish missions, the Alamo, a famous historic site in Texas, SeaWorld San Antonio, one of the world’s largest marine life adventure parks and The Alamodome, which is the home of the NCAA’s Valero Alamo Bowl. Major projects in the neighborhood include the redevelopment of the 96-acre HemisFair Park, the expansion of the convention center, and other mixed-used developments downtown such as the one planned by Weston Urban, which is expected to include the new Frost Bank tower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the Hotel Valencia Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hotel Valencia			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 2/28/2015(2)	65.8%(3)	$159.59(3)	$105.09(3)	77.9%	$172.20	$134.19	118.3%	107.9%	127.7%
TTM 12/31/2013	66.2%	$153.92	$101.82	78.6%	$161.48	$126.92	118.7%	104.9%	124.7%
TTM 12/31/2012	70.9%	$138.16	$97.97	76.2%	$152.68	$116.34	107.5%	110.5%	118.8%

(1)	Information obtained from the appraisal dated November 14, 2014. The competitive set includes the following hotels: Omni La Mansion Del Rio, The Saint Anthony, Marriot Plaza San Antonio, Sheraton Hotel Gunter, The Emily Morgan Hotel a DoubleTree By Hilton, Wyndham San Antonio Riverwalk, Westin Riverwalk, Hotel Contessa, and Embassy Suites San Antonio Riverwalk Downtown.
(2)	Information obtained from a third party hospitality report dated March 17, 2015
(3)	Includes the 352-room Saint Anthony hotel, which underwent significant renovations in late 2013/early 2014 that partially closed the hotel, temporarily lowering its occupancy to 15%.

The Borrower. The borrower is Hotel Valencia San Antonio Riverwalk, L.P., a Texas limited partnership and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hotel Valencia Mortgage Loan. Doyle A. Graham, Jr. is the guarantor of certain nonrecourse carveouts under the Hotel Valencia Mortgage Loan.

The Sponsor. The sponsor is Doyle A. Graham, Jr. Mr. Graham is the founder, president, and CEO of Valencia Group, a privately held corporation focused on the acquisition, development and management of hotel properties. The Valencia Group currently owns and manages a portfolio of five hotels located in Texas, California, and Kansas totaling 948 rooms.

Escrows. The loan documents provide for upfront reserves of $134,909 for real estate taxes, $9,644 for insurance and $101,123 for the ground lease. The borrower deposited $180,700 to cover shortfalls in debt service payments into a debt service reserve; additionally, after the interest-only period; the borrower is required to deposit an additional amount so that the amount on deposit in the debt service reserve account is equal to $253,379. The loan documents require monthly deposits of one-twelfth of the estimated annual real estate taxes, which currently equates to $67,455, one-twelfth of the estimated annual insurance premium, which currently equates to $9,644, and one-twelfth of 4.0% of gross revenue for the prior fiscal year for the FF&E reserve. The borrower is not required to make monthly deposits for the payment of ground lease rents, except for an adjustment ground lease rent deposit if required, due to an increase in the base ground lease rent, so long as (i) no Cash Management Period (as defined below) is continuing, and (ii) the borrower delivers to the lender each month, no later than the date the ground lease rents are due and prior to the expiration of any grace period with respect thereto, (A) an officer's certificate certifying that all applicable ground lease rents have been paid and (B) within 5 days of receipt by borrower of its monthly bank statement, evidence of such payment of the applicable ground lease rents as is reasonably acceptable to the lender

Lockbox and Cash Management. The Hotel Valencia Mortgage Loan is structured with a lender-controlled hard lockbox and springing cash management. The Hotel Valencia Mortgage Loan requires all rents to be transmitted directly by non-residential tenants of the Hotel Valencia Property into the clearing account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon any of the following: (i) an event of default, (ii) the election by the sponsor to incur mezzanine debt permitted under the loan documents (see “Subordinate and Mezzaning Indebtedness” section) or (iii) the occurrence of a Debt Service Trigger Event (as defined below). A Cash Management Period will end when the loan and all other obligations are paid in full; with respect to clause (i) above, upon the cure of such event of default; and with respect to clause (iii) above, upon the occurrence of a Debt Service Trigger Cure Event (as defined below). In the event that the net cash flow of the Hotel Valencia Property in any calendar month is insufficient to pay the debt service due, provided no event of default is continuing, the borrower may request the lender deposit funds from the debt service reserve in an amount equal to the shortfall. If the lender applied funds in the debt service reserve to pay debt service, within two months from use, the borrower is required to deposit an amount sufficient to replenish the debt service reserve up to the minimum amount.

A “Debt Service Trigger Event” will commence upon the failure of the borrower within a two-month period to replenish the debt service reserve subaccount to the minimum amount.

A “Debt Service Trigger Cure Event” will occur if the borrower has replenished the Debt Service Reserve to the minimum amount.

Property Management. The Hotel Valencia Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Hotel Valencia Property provided that certain conditions are satisfied, including (i) no default or event of default is then continuing; (ii) the lender will have the right to approve or disapprove the proposed buyer in its reasonable discretion and the lender may require a confirmation from DBRS, Fitch and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to any class of the Series 2015-NXS1 certificates; (iii) the buyer assumes all of the obligations of the borrower; and (iv) the borrower and the buyer execute and cause to be filed new financing statements or financing statement amendments.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is then continuing, in connection with a bona fide sale of the Hotel Valencia Property to an unaffiliated third party, such purchaser will be permitted to obtain future permitted mezzanine debt from the borrower or an affiliate of the borrower provided that certain pre-conditions are met to the lender’s reasonable satisfaction, including the following: (i) the maximum combined LTV is 66.84%; (ii) the minimum aggregate underwritten debt service coverage ratio is 1.71x; (iii) a rating comfort letter is obtained confirming the action will not result in any qualification, withdrawal or downgrade of any existing ratings of securities; and (iv) execution of an intercreditor agreement.

Ground Lease and Parking Garage Lease. The Hotel Valencia Property is subject to a ground lease and a parking garage lease. The ground lease, commenced on May 19, 2000 and expires on December 31, 2101 (87 years remaining). The ground lease provides for annual base rent of $484,000 and percentage rent of 3% of gross revenues in excess of the gross revenue threshold of $10,120,000. The base rent and gross revenue threshold will increase by 10% every five years with the next adjustment period in 2018. The parking garage lease, which commenced on January 1, 2002 and expires on December, 31, 2028 (14 years remaining), provides for monthly base rent of $160 per space up to December 31, 2014, then $185 per space up to December 31, 2022 and $200 per space thereafter. The parking garage lease is for a minimum of 80 spaces per month and a maximum of 125 spaces per month.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Hotel Valencia Property. The loan documents also require business interruption insurance containing an extended period of indemnity for no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS1	Transaction Contact Information

Transaction Contact Information

Questions may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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